SOLAR SAVINGS AND INVESTMENT PLAN

Restated and Amended: January 1, 2005

SUPPLEMENTAL AGREEMENT

FOR

SAVINGS AND INVESTMENT PLAN

TABLE OF CONTENTS

SUPPLEMENTAL AGREEMENT FOR SAVINGS AND INVESTMENT PLAN
SECTION 1. Definitions
SECTION 2. Modification of Plan
SECTION 3. Management Rights
SECTION 4. Information to Union
SECTION 5. Claim Procedure
SECTION 6. Complete Agreement not Subject to Strikes, Etc.
SECTION 7. Necessary Approvals
SECTION 8. Effective Date and Term of Agreement

EXHIBIT A SAVINGS AND INVESTMENT PLAN
SECTION 1 - Introduction
SECTION 2 - Definitions
SECTION 3 - Eligibility and Participation
SECTION 4 - Contributions
SECTION 5 - Allocation of Employer Payments; Nonforfeiture
SECTION 6 - The Trust Fund and the Investment Funds
SECTION 7 - Distribution of a Participant’s Account
SECTION 8 - Participant’s Annual Statement
SECTION 9 - Voting of Company Shares
SECTION 10 - Trustee and Plan Administrator
SECTION 11 - Accounting
SECTION 12 - No Reversion to Employer
SECTION 13 - Miscellaneous
SECTION 14 - Amendment and Termination
SECTION 15 - Related Corporations
SECTION 16 - Qualified Domestic Relations Orders

SUPPLEMENT A Participating Groups

SUPPLEMENT B Modified Benefits

SUPPLEMENT C After-Tax Contributions and Employer Matching Contributions
SECTION 1 - Purpose
SECTION 2 - Participation and Service
SECTION 3 - Participant After-Tax Contributions
SECTION 4 - Employer Contributions
SECTION 5 - Annual Classes
SECTION 6 - Accounting and Plan Investments
SECTION 7 - Withdrawals, Loans and Distributions

SUPPLEMENT D ESOP Provisions
SECTION 1 - Purpose
SECTION 2 - ESOP Provisions

SUPPLEMENT E Provisions Relating to the Transfer of Account Balances From Caterpillar Inc. Employees’ Investment Plan
SECTION 1 - Purpose
SECTION 2 - Participation
SECTION 3 - Contributions
SECTION 4 - Transfer of Assets and Account Balances
SECTION 5 - Investment of Account Balances
SECTION 6 - Investment of Account Balances and Accounting
SECTION 7 - Distributions and Withdrawals

SUPPLEMENT F Minimum Distribution Requirements

  SUPPLEMENTAL AGREEMENT
FOR
SAVINGS AND INVESTMENT PLAN

On this 14th day of January, 1985, SOLAR TURBINES INCORPORATED (hereinafter referred to as the “Employer”) and the INTERNATIONAL ASSOCIATION OF MACHINISTS AND AEROSPACE WORKERS (hereinafter referred to as the “Union”), on behalf of the employees covered by the applicable Basic Agreement of which this Supplemental Agreement becomes a part, agree as follows:

SECTION 1.   Definitions

When used herein

(a)
“Bargaining Unit” means the unit for collective bargaining purposes to which the Savings and Investment Plan (as set forth in Exhibit A attached hereto and made a part hereof, as further modified in accordance with this Agreement) applies pursuant to this Agreement.

(b)
“Basic Agreement” means the agreement between the Employer and the Union covering terms and conditions of employment of Employees (other than terms and conditions which are the subject of special supplemental agreements such as pensions and group insurance).

(c)	“Company” means Caterpillar Inc. or successor to it by merger, consolidation, reorganization or otherwise.

(d)
“Employee” means any person in the Bargaining Unit covered by this Agreement who is actively employed by the Employer on or after the effective date specified in Section 8 hereof, or any other Employee of Solar Turbines Incorporated or subsidiary of Solar Turbines Incorporated to whom the Plan has been extended.

SECTION 2.   Modification of Plan

The Employer has established for eligible hourly Employees a Savings and Investment Plan, hereinafter referred to as the “Plan”. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement will supersede the provisions of the Plan to the extent necessary to eliminate such conflict. The Employer, in its discretion, may extend the Plan to persons now or hereafter in its employ outside the Bargaining Unit. The parties hereto have agreed to modifications of the Savings and Investment Plan agreement that was in force between them on the day before the effective date of this Agreement.

SECTION 3.   Management Rights

All decisions with respect to any and all matters affecting the business of the Company and the Employer are vested exclusively in the respective management and Board of Directors of the Company and the Employer. Neither the Union nor any eligible Employees shall have the right to be informed, notified, or consulted with, respect to, or provided information or data concerning such matters except that the Union shall be provided with such information and data as is required by the terms of this Agreement, the Plan or, upon request, as is provided to the shareholders of the Company in the ordinary course of business. Under no circumstances shall the Union or any eligible Employees participate in any way in the decision-making process concerning such matters or their effects upon the profit of the Company or the Employer, by way of bargaining, conference, or otherwise.

Such matters include, by way of example and without limitation: terms and conditions of employment of employees not within the recognized collective Bargaining Unit represented by the Union; the investment of corporate funds; the incurring of debt, overhead, operating or other expenses; the number, location, size, function and manning of facilities; research into existing or possible new products to be produced; the methods by, quantities in, and times and locations at which they are produced or distributed, or, subject to the Basic Agreement, the persons by whom they are produced or distributed; the maintenance of materials and finished goods inventories; the marketing, merchandising, pricing and advertising policies; the financing of the Company or the Employer including incurring or retirement of debt, the issuance of stock, debentures, notes or other capital instruments; the accounting and financial policies, practices and procedures of the Company or the Employer; the acquisition, merger, divestiture of assets and holdings; the maintenance of the business plans, and the financial books and records of the Company or the Employer in confidence; the hiring, firing, promotion or demotion of personnel not within the recognized collective Bargaining Unit represented by the Union; and all other matters heretofore traditionally determined by management or the Board of Directors exclusively.

The Union recognizes that matters of the nature above stated as examples are committed to the Company’s and Employer’s respective Board of Directors and the management it selects, and are not amenable to consideration through the collective bargaining process. To the extent the existence of the Plan might be misconstrued to create a right of the Union, or eligible Employees, to bargain, confer or otherwise be notified concerning such matters or their effects, the Union disclaims any interest therein and waives any contractual or statutory right thereto during the term of this Agreement or thereafter.

The agreements herein with respect to the preservation of management rights and the Union’s disclaimers and waivers with respect thereto are given in express consideration for the establishment of the Plan. The Union has assured the Company and the Employer by virtue of the establishment of the Plan that it neither wants nor will it request any greater rights or involvement with regard to the management functions of the Company and the Employer than has heretofore traditionally occurred under the prior collectively bargained agreements and past practices between the parties.

SECTION 4.   Information to Union

It is recognized and agreed that all information necessary for the Union to perform its representational duties with respect to the establishment, administration, modification or termination of this Agreement, the Plan or any future proposed agreement or plan is contained in the published financial statements and such releases and periodic reports of the Company to its shareholders and the Securities and Exchange Commission as are provided in the ordinary course of business. In addition, and upon request, the Employer will provide to the Union a copy of a statement of an Employee’s Account under the Plan.

The Union hereby disclaims any interest in and waives any contractual or statutory right to any additional financial information or accounting records concerning the Company or the Employer.

SECTION 5.   Claim Procedure

In the event an Employee wishes to seek a review under the Plan and make a claim with respect to his eligibility or his Account, the following claim procedure will apply:

Step 1. The Employee shall first seek a satisfactory explanation from the Employer with respect to his claim; and if he is unable to secure an explanation to his satisfaction, he may then request his designated Union representative to review his claim with the designated management representative of the Employer.

Step 2. The management representative will review the Employee’s claim with the Union representative. If needed, more details with respect to the claim will be obtained by the management representative.

Step 3. If, after discussion with the management representative, the Union representative feels that the claim was proper, he may notify in writing the management representative that he would like to have the claim further reviewed.

Step 4. If, after discussion between the representative of the Union and the management representative, the parties cannot resolve the claim in dispute and the representative of the Union continues to feel that the claim was improperly denied, such representatives shall appoint an impartial person to review the claim in dispute and to determine whether or not denial was proper. In the event of the inability of the parties to agree upon such an impartial person within a period of thirty days after it is determined that such an impartial person should be appointed, the parties shall ask the American Arbitration Association to furnish a suggested list of names of five persons, from which list the parties shall select one person to serve. Such selection shall be by agreement, if possible; otherwise, by the Union and the Employer alternately eliminating names from said list. After each party has eliminated the names of two persons from said list, the remaining one shall be appointed to act.

There shall be no appeal from any ruling by the impartial person so designated. Each such ruling shall be final and binding on the Employer, the Union, and the Employee or any other persons claiming eligibility or amounts under the Plan; and shall be based solely on the written facts submitted relating to the case in dispute and such ruling shall apply solely to the case in dispute and shall not be used as a precedent for future cases. No ruling in any one case nor any initial determination in any one case shall create a basis for retroactive adjustments in any other cases. The Union will discourage any attempt of their respective members and any other persons and will not encourage or cooperate with any of its members and any other person, in any appeal to any court or administrative board or agency from a ruling of such impartial person.

The fees and expenses of such impartial person, and any clerical or stenographic expense mutually agreed to, shall be borne equally by the Employer and the Union.

SECTION 6.   Complete Agreement not Subject to Strikes, Etc.

During the term of this Agreement neither the Union nor any of its officers, agents, or representatives, nor any of the Employees or their agents of representatives, shall engage or continue to engage in or in any manner sanction or encourage any strike, work stoppage, slowdown, or other interruption or impeding of work, or engage or continue to engage in any other use of economic force, for the purpose of securing any modification, change, or termination of this Agreement or of the Plan, or for the purpose of securing the establishment of any new, different or additional plan. During the term of this Agreement, the Employer shall have no obligation to negotiate or bargain with the Union or with the Employees or any other representative of the Employees with respect to any of the subject matters of this Agreement, the right to bargain with respect to any such matters being expressly waived.

SECTION 7.   Necessary Approvals

Notwithstanding any other provision of this Agreement or of the Plan, the Employer, with the consent of the Union insofar as Employees in the Bargaining Unit are concerned, may, during the term of this Agreement, make revisions in the Plan not inconsistent with the purposes, structure and basic provisions thereof which shall be necessary to bring the Plan into conformance with any applicable federal or state legislation or regulations or which shall be necessary to obtain or maintain any necessary approval of any applicable federal or state authority. Any such revisions shall adhere as closely as possible to the language and intent of the provisions outlined in this Agreement and the attached Exhibit A; provided, however, that no such revisions will result in any increase in benefits or eligibility for benefits under any other benefit plan of the Employer. In the event that Internal Revenue Service approval acceptable to the Employer is not obtained, the Employer, within thirty days after any such disapproval, will give written notice thereof to the Union and this understanding with respect to the establishment of the Plan for Employees, as herein provided, shall thereupon have no force or effect.

SECTION 8.   Effective Date and Term of Agreement

This Agreement and Plan shall become effective on January 1, 1985 (referred to in the Plan as the “Effective Date”), and

(a)
Subject to subparagraph (b), this Agreement shall remain in force through July 12, 1987, and thereafter from July of one year until July of the next succeeding year, unless at least 60 (but not more than 90) days prior to July 12, or at least 60 (but not more than 90) days prior to July 12 of any succeeding year, any party gives written notice to the other that it desires a modification or termination. In the event that any negotiations following such notice do not result in an agreement for renewal, with or without modification, prior to the July 12 next succeeding such notice, this Agreement shall terminate at the end of any term (including any one-year extension in accordance with the foregoing) unless further extended by mutual agreement. Termination of this Agreement shall not have the effect of automatically terminating the Plan;

(b)
If at any time any of the approvals referred to in Section 7 ceases to be in effect, the Employer (unless revisions made pursuant to Section 7 result in the complete reinstatement of such approval) may terminate this Agreement and shall provide written notice of such termination to the Union at least 10 days prior to such termination, provided however, that termination of this Agreement shall not have the effect of automatically terminating the Plan.

  EXHIBIT A

SAVINGS AND INVESTMENT PLAN

SECTION 1  - Introduction

1.1  Purpose

This Savings and Investment Plan (the “Plan”) has been established to provide a tax-deferred method for savings and investment to certain eligible employees of the Employer. The Plan was established and is maintained pursuant to Sections 401(a) and (k) of the Internal Revenue Code of 1986 (the “Code”), as amended, and is conditioned upon determination by the Internal Revenue Service that it meets the requirements of such Sections or any successor statute of similar import. The Plan will be administered by the Plan Administrator described in subsection 10.2. The succeeding provisions of this Plan may be expanded and/or modified by any Supplement. Such Supplement will set forth the particulars wherein the provisions of this Plan are expanded and/or differ from those set forth in the succeeding provisions of this Plan exclusive of such Supplement.

The Plan, as set forth herein, is an amendment to and restatement of the Plan effective as of January 1, 2005, unless otherwise noted. Notwithstanding anything contained in this Plan to the contrary: (a) the value of any investment fund that can be valued on a daily basis shall be determined on each business day on which the New York Stock Exchange is open for business; (b) Employer contributions to the Plan may be made more frequently than monthly and shall be credited to eligible employees’ Accounts at the time of deposit into the Plan; (c) eligible employees’ elections under the Plan shall be made at such time and in such manner as prescribed by the Plan Administrator on a uniform and nondiscriminatory basis and shall be effective within a reasonable time after such election is received and approved by the Plan Administrator; and (d) effective as of February 1, 2003, the Plan will not: (i) distribute an eligible employee’s Account in the form of an annuity; (ii) distribute death benefits in the form of a survivor annuity; or (iii) require spousal consent for distribution of Plan benefits, hardship and non-hardship withdrawals, or loans.

SECTION 2  - Definitions

2.1  “Account” means the interest of a Participant or other eligible employee in the trust fund.

2.2  “Benefit Funds Committee” means the Benefit Funds Committee of Caterpillar Inc.

2.3  “Compensation”.

(a)	The term “Compensation” means a Participant’s total compensation, within the meaning of Code Section 415(c)(3), in any Plan Year paid to him by the Employers for services rendered to them.

(b)	Notwithstanding subsection (a) above, for purposes of nondiscrimination testing under subsections 4.6 and 4.10, the term “Compensation” means compensation within the meaning of Code Section 414(s).

(c)
In accordance with Code Section 401(a)(17), the annual compensation of each Participant taken into account for all purposes of this Plan shall not exceed $210,000 or such higher amount as shall be indicated by the Secretary of the Treasury in regulations or otherwise pursuant to such Code Section for Plan Years after 2005; and in no event shall benefits under the Plan exceed the maximum allowed under Code Section 401(a)(17) and regulations thereunder.

2.4  “Effective Date” means January 1, 2005, except that, with respect to groups of employees subject to a collective bargaining agreement, the term Effective Date is the later of (i) January 1, 2005, or (ii) the date specified as such in the collective bargaining agreement or extension memorandum applicable to such a group.

2.5  “Employer” means Solar Turbines Incorporated or any related corporation that adopts the plan pursuant to Section 15.

2.6  Highly Compensated Employees. The term “highly compensated employee” means any employee of the Employer or a controlled group member who (a) was a 5-percent owner of the Employer or a controlled group member at any time during the year or the preceding year, or (b) during the preceding year, received compensation (as defined in Code Section 414(q)(4)) from the Employer or a controlled group member of at least $95,000 (as indexed) and, to the extent elected by the Employer, was in the top 20-percent of employees based on compensation. For purposes of this subsection 2.6, a “controlled group member” means any entity that is under common control with the Employer within the meaning of Code Sections 414(b), 414(c) or 414(m).

2.7  “Investment Plan Committee” means the Investment Plan Committee of Caterpillar Inc.

2.8  “Participant” means an eligible employee, in accordance with subsection 3.1, who elects to participate in the Plan pursuant to subsection 4.1.

2.9  “Plan Year” means the calendar year.

2.10  “Service” means an employee’s period of employment as defined in subsection 3.2.

2.11  “Trustee” means the person, persons, organization or organizations described in subsection 10.1.

SECTION 3  - Eligibility and Participation

3.1  Eligible Employees

Each employee of the Employer who meets all of the following requirements on the Effective Date will become an eligible employee on the Effective Date; and any other employee of the Employer will become an eligible employee on the first day of the next payroll period following the date on which he meets all of such requirements:

(a)	He is a resident or citizen of the United States of America or Canada;

(b)
He is included in a group for which an agent for collective bargaining has signed an agreement making this Plan applicable to such group or in a group to whom this Plan has been extended by the Employer; and

(c)
Either (i) he is a regularly scheduled full-time employee who has attained his eighteenth birthday, or (ii) he is any other employee who has completed one or more years of service as defined in subsection 3.2 and has attained his eighteenth birthday;

Notwithstanding the foregoing, neither leased employees nor contract employees shall be eligible to participate in the Plan. For purposes of the foregoing, (i) a person shall be considered a “leased employee” if such person is not employed by the Employer but performs services for the Employer pursuant to an agreement between the Employer and a leasing organization, after such person performs such services for a 12-month period but only if the services are performed under the primary direction or control by an employer on a substantially full-time basis; and (ii) a person shall be considered a “contract employee” if such person is a common-law employee of the Employer and is providing services to the Employer pursuant to a contract or other arrangement between the Employer and an unrelated organization.

For all purposes of this Plan, an individual shall be an “employee” of or be “employed by” an Employer for any Plan Year only if such individual is treated by the Employer for such Plan Year as its employee for purposes of employment taxes and wage withholding for Federal income taxes, regardless of any subsequent reclassification by the Employer, any governmental agency or court.

An eligible employee may become a Participant in the Plan pursuant to subsection 4.1. Employees will be notified of the eligibility requirements as specified in the Plan through such general announcements as the Plan Administrator shall authorize, but neither the Employer, the Plan Administrator, nor the Trustee shall have any duty or obligation to notify any individual employee of any date as of which he is eligible to become a Participant in the Plan.

3.2  Service

For all purposes of the Plan, the term “Service” means the total period of service elapsed from an employee’s first date of hiring as an employee by the Employer to the date such employee last severs his service with the Employer, exclusive of any period during which the employee is not, or was not, in active service as an employee of the Employer (whether resulting from discharge, suspension, resignation, quitting, or any other cause) except there shall be included in such total period of service all periods of absence pursuant to leave of absence granted by the Employer, all periods of layoff after the employee’s last date of hiring as an employee by the Employer, up to twelve months of each prior period of layoff which commenced after December 1, 1976, by the Employer, and all periods prior to July 31, 1981, which are recognized as years of credited service under any retirement plan of the Employer. Upon reemployment following any break in service, (a) prior service shall be reinstated regardless of duration of such break in service in accordance with the preceding sentence; and (b) if such break in service occurs after December 1, 1976 and the employee is re-employed by the Employer within one year from the day he last performed an hour of service for the Employer, he will receive additional service for his period of absence from active service with the Employer equal to the lesser of (i) his period of absence, or (ii) one year, less any period of absence otherwise credited.

Solely for the purposes of this subsection, the term “first date of hiring” means the first day an employee performs one hour of service with the Employer; the term “break in service” means the period which begins on the date he severs his service with the Employer and ends if an employee is reemployed by the Employer on the first day the employee performs one hour of service following such reemployment; and an employee “severs his service” on the date he quits, retires, is discharged or dies. Notwithstanding the foregoing provisions of this subsection, service shall not be duplicated for the same period of service. The records of the Employer with respect to an employee’s service will be conclusive unless shown to the Plan Administrator’s satisfaction to be incorrect.

3.3  Period of Participation

Subject to subsection 7.2, a Participant in the Plan shall continue as such until all of the assets in his Account under the Plan have been distributed or otherwise disposed of in accordance with the Plan.

3.4  Effect of Layoff or Leave of Absence

If a Participant is granted a leave of absence or is laid off because of lack of work, his employment with the Employer shall not be deemed to have terminated for the purposes of this Plan unless and until such Participant incurs a break in seniority and/or loses his employment recall rights.

3.5  Military Service. Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

SECTION 4  - Contributions

4.1  Elections and Amount of Contributions

Each eligible employee may elect to make salary reduction contributions to the Plan by filing an application to make such contributions with the Plan Administrator within 30 days following his initial eligibility date. For each Plan Year, the Plan Administrator or its delegate may establish maximum compensation reduction amounts (that may be expressed as a dollar amount, a percentage of annual compensation, or both) for any Highly Compensated Employees (as defined in subsection 2.6) whose Compensation reduction contributions may be limited pursuant to subsections 4.6 and 4.10 of the Plan.

In no event shall the compensation reduction amount for any employee exceed the lesser of (i) 70% of the employee’s compensation or (ii) $14,000 (or such other amount as may be determined by the Secretary of the Treasury under Code Section 402(g)).

The Plan Administrator shall also establish rules with respect to the amounts and timing of such reductions in Compensation, the timing and manner of filing such applications, and the timing and manner of filing for the suspension of authorized contributions pursuant to subsection 4.2 below.

If an eligible employee does not elect to become a Participant as of his initial eligibility date, he may elect to become a Participant, if he then meets the requirements of subsection 3.1 of the Plan.

4.2  Suspension of Authorized Contributions

(a)
A Participant may voluntarily suspend his authorization of contributions under the Plan as of the first day of a payroll period by filing an application with the Plan Administrator. A Participant who has voluntarily suspended such authorization may again become an active Participant in the Plan by making a new election in accordance with subsection 4.1.

(b)
The participation of an employee who ceases to meet one or more of the eligibility requirements specified in subsection 3.1 of the Plan will be suspended. An employee whose participation was suspended for failure to meet such eligibility requirements will be eligible to re-enroll and to become an active Participant after the date he again satisfies such requirements.

4.3  Employer Payment of Authorized Contributions

The Employer shall make a payment (or payments) of authorized contributions (hereinafter referred to as “Payment”) under the Plan in an amount equal to the total Compensation reduction amounts elected by Participants for each payroll period pursuant to subsection 4.1 who are employed by the Employer during the period.

4.4  Employer Contributions.

For each calendar month in 1991, the Employer will contribute an amount equal to 1% of an eligible employee’s Compensation for said calendar month. For each calendar month in 1992, the Employer will match up to a maximum of 1% of an employee’s Compensation for said calendar month which such Participant has elected to contribute under subsection 4.1 of the Plan. Amounts contributed by an Employer will be paid to the Trustee and allocated as provided in Section 5 of the Plan. Employer contributions will not be made under this subsection 4.4 after 1992.

4.5  Maximum Payment Limitation

For each Plan Year, the annual addition (as defined below) to a Participant’s accounts under all defined contribution plans maintained by the Employer shall not exceed the lesser of $42,000 (or such greater amount as may be determined by the Commissioner of Internal Revenue for the calendar year which begins with or within that Plan Year) or 100 percent of the Participant’s Section 415 Compensation (as defined below) during that Plan Year. The term “annual addition” for any Plan Year means the sum of the Employer contributions and salary reduction contributions credited to a Participant’s accounts for that year. Any salary reduction contributions which cannot be allocated to a Participant because of the foregoing limitations (and any gains attributable thereto) shall be returned to him. For plan years beginning prior to January 1, 2000, a Participant’s benefit shall be limited as provided in Code Section 415(e) and if the sum of a Participant’s defined benefit fraction and defined contribution fraction as defined in Code Section 415(e) exceeds 1.0, the benefits that otherwise would have been payable to the Participant under the defined benefit plans of the employers in which he participates will be adjusted to the extent necessary so that the sum of all such fractions does not exceed 1.0. Notwithstanding the foregoing, the numerator of the defined contribution fraction may be adjusted in accordance with the rules set forth by the Secretary of the Treasury or his delegate so that the sum of the defined benefit fraction and the defined contribution fraction does not exceed 1.0. If, as a result of a reasonable error in estimating a Participant’s Compensation, Employer contributions cannot be allocated to a Participant because of the foregoing limitations, such amounts shall be applied to reduce Employer contributions in succeeding Plan Years, in order of time. A Participant’s “Section 415 Compensation” means his total compensation for services rendered to the Employer as an employee, determined in accordance with Code Section 415(c)(3) and the regulations thereunder.

4.6  Average Deferral Percentage Test Limitation

In no event shall the Actual Deferral Percentage (as defined below) of Highly Compensated Employees (as defined in subsection 2.6 and who are eligible to participate under the Plan) for any Plan Year exceed the greater of:

(a)	the Actual Deferral Percentage of all other eligible employees for the Plan Year multiplied by 1.25; or

(b)
the Actual Deferral Percentage of all other eligible employees for the Plan Year multiplied by 2; provided that the Actual Deferral Percentage of such Highly Compensated Employees does not exceed that of all other eligible employees by more than 2 percentage points.

The “Actual Deferral Percentage” of a group of eligible employees means the average of the ratios (determined for the Plan Year and separately for each eligible employee in such group) of;

(i)	The employee’s salary reduction contributions made pursuant to subsection 4.1, to

(ii)	The employee’s Compensation (as defined in subsection 2.3 of the Plan) for such Plan Year

If for any Plan Year neither of the tests described above in (a) and (b) are met, then the participation test limitation shall apply to each Highly Compensated Employee such that (within two and one-half months after the end of the Plan Year) his share of the Excess Contributions (as defined below) shall be recharacterized as a Catch-Up Contribution to the extent permissible under subsection 4.13, and any remaining excess (and the earnings thereon) shall be returned to him to the extent necessary to meet the above tests. The income or loss allocable to the required distribution for the ‘gap period’ between the end of the Plan Year and the date of the distribution shall also be distributed. Excess Contributions shall be returned to Highly Compensated Employees in the order of their contribution amounts, beginning with the largest amounts, within two and one-half months after the end of the Plan Year. For purposes of this subsection, “Excess Contributions” shall mean that portion of the aggregate employee contributions which would produce an excessive Actual Deferral Percentage for such employees but for the tests described in (a) and (b) above.

The mandatory disaggregation rules under Treasury Regulations issued under Code Section 410(b) shall not apply for plan years beginning on or after January 1, 2005. For plan years beginning before January 1, 2005, the portion of this Plan which constitutes an ESOP and the portion of this Plan which constitutes the non-ESOP portion, and which is mandatorily disaggregated from the balance of the Plan pursuant to Treasury Regulations issued under Code Section 410(b), shall be tested separately under the Plan.

4.7  Timing of Employer Payments

Compensation reduction contributions under the Plan for each calendar month will be paid or delivered to the Trustee as soon as practicable after the payday on which the Participant’s Compensation is reduced but not later than 15 days after the end of the month in which such amounts are withheld.

4.8  Substitute Employer Payments

If, because of the limitations specified in the first sentence of subsection 4.14 the Employer is prevented from making all or any part of its Payments required under subsection 4.3 (and which is to be paid to the Trustee) for any Plan Year, then so much of such Payments that the Employer is so prevented from making may be made by Caterpillar Inc. (hereinafter, “Caterpillar”), if authorized by Caterpillar, to the extent that any substitute payments are deductible by Caterpillar under Code Section 404 or any successor statute thereto.

For all purposes of the Plan, any substitute payments made by Caterpillar in accordance with this subsection on behalf of the Employer shall be considered as having been made by the Employer.

4.9  Top Heavy Rules

In the event that the Plan becomes top heavy under Code Section 416, the Plan shall comply with the relevant provisions of Code Section 416.

4.10  Average Contribution Percentage Test Limitation

In no event shall the Actual Contribution Percentage (as defined below) of Highly Compensated Employees (as defined in subsection 2.6 and who are eligible to participate under the Plan) for any Plan Year exceed the greater of:

(a)	the Actual Contribution Percentage of all other eligible employees for the Plan Year multiplied by 1.25; or

(b)
the Actual Contribution Percentage of all other eligible employees for the Plan Year multiplied by 2; provided that the Actual Contribution Percentage of such Highly Compensated Employees does not exceed that of all other eligible employees by more than 2 percentage points.

The “Actual Contribution Percentage” of a group of eligible employees means the average of the ratios (determined for the Plan Year and separately for each eligible employee in such group) of:

(i)	the Employer’s contributions made pursuant subsection 4.4 (to the extent that such contributions constitute matching contributions under Code Section 401(m)), to

(ii)	the employee’s Compensation (as defined in subsection 2.3) for such Plan Year.

The Employer matching contributions allocated to the Highly Compensated Employees will be reduced in the order of their contribution amounts beginning with the largest amount to the extent necessary to meet the requirements of this subsection 4.10. If, because of the foregoing limitations, a portion of the Employer matching contributions allocated to a Highly Compensated Employee may not be credited to his account for a Plan Year, such portion shall be recharacterized as a Catch-Up Contribution to the extent permissible under subsection 4.13, and any remaining excess (and the earnings thereon) shall be distributed to such Employee within two and one-half months after the end of that Plan Year.

Notwithstanding the foregoing, the provisions of this subsection 4.10 shall not apply to the portion of the Plan that is a collectively bargained plan to the extent permitted by Treasury Regulations.

The mandatory disaggregation rules under Treasury Regulations issued under Code Section 410(b) shall not apply for plan years beginning on or after January 1, 2005. For plan years beginning before January 1, 2005, the portion of this Plan which constitutes an ESOP and the portion of this Plan which constitutes the non-ESOP portion, and which is mandatorily disaggregated from the balance of the Plan pursuant to Treasury Regulations issued under Code Section 410(b), shall be tested separately under the Plan.

4.11  Aggregation Rules

For purposes of subsections 4.6 and 4.10, all salary reduction contributions and Employer matching contributions made under two or more plans that are aggregated for purposes of Code Sections 401(a)(4) and 410(b) (other than Code Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan; and if two or more plans are aggregated for purposes of Sections 401(k) or 401(m), the aggregated plans must satisfy Code Sections 410(b) and 401(a)(4) as if they were a single plan. A Highly Compensated Employee’s deferral percentage under subsection 4.6 and contribution percentage under subsection 4.10 shall be determined by treating all cash or deferred arrangements under which such employee is eligible as one arrangement.

Notwithstanding the foregoing, the provisions of this subsection 4.11 shall not apply to the portion of the Plan that is a collectively bargained plan to the extent permitted by Treasury Regulations.

4.12  Allocation of Earnings to Distributions of Excess Contributions

The earnings allocable to distributions of salary reduction contributions exceeding the limits of subsection 4.1 (“excess deferrals”), salary reduction contributions exceeding the limits of subsection 4.6 (“excess salary reduction contributions”) and Employer matching contributions exceeding the limits of subsection 4.10 (“excess matching contributions”) shall be determined by multiplying the earnings attributable to the salary reduction or matching contributions (for the calendar and/or Plan Year, whichever is applicable), as the case may be, by a fraction, the numerator of which is the applicable excess amount, and the denominator of which is the balance in the Participant’s applicable account or accounts on the first day of such year, increased by the contributions allocated to such account or accounts for that year.

4.13  Catch-Up Contributions

Effective as of January 1, 2003, a Participant who has attained the age of 50 (or will attain the age of 50 during the Plan Year), and whose salary reduction contributions are limited either by subsection 4.6 or any of the other limitations set forth in this Plan, may elect to have Catch-Up Contributions made to his Account. Except for purposes of Employer matching contributions or as otherwise specifically provided, Catch-Up Contributions shall be treated as salary reduction contributions for all purposes of the Plan, but shall not be subject to any of the limitations on salary reduction or other contributions. The maximum amount of Catch-Up Contributions that may be made on behalf of a Participant for any Plan Year under this Plan and all other plans of the type described in Code Section 414(r)(6) maintained by an Employer or Affiliate shall be equal to the lesser of the dollar amount set forth in the following table or the salary reduction contributions other than Catch-Up Contributions made to such Participant’s Account. The Plan Administrator shall adopt procedures providing for eligible Participants to elect to have Catch-Up Contributions made in accordance with Treasury Regulations issued pursuant to Code Section 414(v).

Plan Year	Dollar Limitation

2003	$2,000
2004	$3,000
2005	$4,000
2006	$5,000
4.14  Restrictions on Employer Payments

The Employer’s Payments for a Plan Year which are paid or payable to the Trustee are conditioned on their deductibility under Code Section 404 or any successor statute thereto, shall comply with the limitations set forth in such subsection 4.5 and shall not exceed an amount equal to the maximum amount deductible on account thereof by the Employer for that year for purposes of federal taxes on income.

SECTION 5  - Allocation of Employer Payments; Nonforfeiture

Employer Payments will be allocated to a Participant’s Account as of each payroll date, pro rata, according to the compensation reduction amounts of such Participant for that period. A Participant shall have a nonforfeitable right to the assets properly allocated to his Account and the assets which, pursuant to Section 11, are in his Account at the time of distribution pursuant to Section 7.

SECTION 6  - The Trust Fund and the Investment Funds

6.1  The Trust fund

A separate trust fund shall be established for purposes of the Plan. The trust fund will consist of all money, stocks, bonds, securities and other property held or acquired by the Trustee in accordance with the Plan and trust agreement.

6.2  The Investment Funds

(a)
General. All Participants and beneficiaries shall direct the investment of their Accounts from among various investment funds and other alternative arrangements designated from time to time by the Benefit Funds Committee. The Benefit Funds Committee shall establish a written procedure to govern such investments, which procedure shall satisfy the requirements of ERISA Section 404(c) and DOL Reg. §2550.404c-1, including without limitation the establishment of at least three investment funds that provide sufficient diversification, the identification of the fiduciaries who are obligated to carry out participant investment directions, and any limitations on permissible investments. The Plan Administrator, or a person designated by the Plan Administrator, shall be the fiduciary designated to insure that Participant’s investment elections are processed, and to furnish the disclosures required under DOL regulations. Pending investment, reinvestment or distribution as provided in the Plan, the Trustee may temporarily retain the assets of any one or more of the investment funds in cash, commercial paper, short-term government obligations, or undivided interest or participation in common or collective short-term investment funds, including the short-term investment fund of the Trustee.

(b)
Company Shares Fund. In addition to the various investment funds and other alternative arrangements designated from time to time by the Benefit Funds Committee pursuant to (a) above, Participants may also elect to have a portion or all of their Accounts invested by the Trustee in Company Shares, as described in subsection 6.5.

(c)
Investment Managers. The Benefit Funds Committee, in its discretion, may appoint an investment manager to direct the investment and reinvestment of the assets of any investment fund or sub-fund and terminate any such appointment, and may direct the Trustee to invest the assets of any investment fund or sub-fund in any designated commingled or collective fund, mutual fund or guaranteed investment contract, as the Benefit Funds Committee from time to time considers appropriate and in the best interests of the Participants.

6.3  Investment Fund Elections

A Participant from time to time may elect one or more of the investment funds for the investment of the Employer Payments on his behalf. Each such election shall be made at such time, in such manner, and with respect to such investment funds as the Plan Administrator shall determine, and shall be effective only in accordance with such rules as the Plan Administrator shall establish and publish from time to time. If a Participant fails to make an election under this subsection 6.3, his share of the Employer Payments will be invested in the Short-Term Investment Fund.

6.4  Investment Fund Transfers

A Participant or his beneficiary may elect that all or a part of the interest of his Account in an investment fund shall be liquidated and the proceeds thereof transferred to one or more of the other investment funds. Each such election shall be made at such time, in such manner, and with respect to such investment funds as the Plan Administrator shall determine, and shall be effective only in accordance with such rules as shall be established and published from time to time by the Plan Administrator.

6.5  Investment in Company Shares

(a)
Timing and Method. A Participant’s Account will be credited with the appropriate number of whole and/or fractional interests in Company Shares (rounded to the nearest 1/10,000th based upon his election and his authorized contributions) which have been purchased by the Trustee in accordance with applicable Participant elections. Company Shares purchased by the Trustee shall be either previously issued shares or newly issued shares. Company Shares shall be purchased by the Trustee from any source including Caterpillar at such times and in such manner as shall be determined by the Trustee in its sole discretion. Newly issued shares sold by Caterpillar shall be priced at the closing price for Company Shares on the New York Stock Exchange on the date of purchase. Company Shares purchased from any source, including Caterpillar, shall be credited to the Accounts of applicable Participants at the average price per share paid by the Trustee for such shares (excluding brokerage commissions, transfer taxes, and other costs of purchase).

(b)
Valuation and Allocation. For purposes of valuing Company Shares and/or crediting Company Shares to a Participant’s Account, in order to adjust the number of shares credited to such Account, the Plan Administrator may establish such rules as he deems appropriate and also may adjust the average price per share as may be necessary to reflect appropriately the effect of any stock dividend, stock split, subdivision, reclassification, combination or other event affecting Company Shares held or acquired hereunder. Company Shares will be held by the Trustee and may be registered in the name of the Trustee or its nominee.

(c)
Allocation of Related Assets. As soon as practicable after receipt of related assets, the Trustee shall allocate such assets to the Company Shares (in Participant Accounts) to which such assets are attributable. For purposes of this paragraph (c), the term “related” means with respect to Company Shares held in Participant Accounts and the term “assets” means, any cash dividends or proceeds from any rights, warrants and options (which shall be sold by the Trustee) or any additional Company Shares received by the Trustee as a stock dividend or because of a stock split or other event affecting Company Shares. Any related earnings or other property received by the Trustee after distribution of a Participant’s Account shall also be paid or distributed to the person who shall have received Company Shares in such distribution. Allocations shall be made to the nearest 1/10,000th of a Share and the Plan Administrator may establish appropriate rules for allocations under this paragraph (c).

6.6  Rollovers

Notwithstanding any other provision of the Plan to the contrary an otherwise eligible employee who has received an eligible rollover distribution (as defined in Code Section 402(c)(4)) may contribute to the Trustee all or a portion of such distribution (and, if not already a Participant, become a Participant) for the purpose of making a Rollover Contribution in accordance with such rules as the Plan Administrator may establish; provided, that such Rollover Contribution meets the requirements of Code Sections 401(a)(31), 402(c), or 408(d)(3).

SECTION 7  - Distribution of a Participant’s Account

7.1  Amount and Form of Distribution

Except as provided otherwise in subsection 7.2, distributions will include all assets in a Participant’s Account plus any dividends on Company Shares which have not been credited to his Account but which are attributable to Company Shares previously allocated to his subaccount in the Caterpillar Common Stock Fund. A Participant or beneficiary shall receive a distribution in cash, except that he may elect to receive his Company shares in kind and any fractional share will be paid in cash based upon the average price per share the Trustee receives from sales of Company Shares for the purpose of making distribution and hardship withdrawals shall be made only in cash. In accordance with rules established by the Plan Administrator, any such election shall be in a form prescribed by the Plan Administrator prior to distribution, and Company Shares distributed to a Participant shall be registered in the Participant’s name and/or in the name of such other person or persons as the Participant shall designate.

7.2  Time of Distributions and Withdrawals

(a)	Prior to termination of employment, no withdrawal of the assets in a Participant’s Account may be made, except as provided below:

(i)	A Participant may withdraw any assets in his Account (other than from the insurance contract fund or funds) if he has attained age 59-1/2 years.

(ii)	Once in any 12-month period, a Participant may withdraw any Compensation reduction contributions under subsection 4.1 of the Plan on account of financial hardship for one of the following events:

(A)	The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the principal residence of the Participant;

(B)	Purchase (excluding mortgage payments) of a Participant’s primary residence;

(C)
Payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant or the Participant’s dependents as defined in Code Section 152;

(D)	Payment of medical expenses (as defined in Code Section 213(d)) which the Participant is obligated to pay and not otherwise payable under any insurance coverage of the Participant;

(E)	Effective August 19, 2005, the Participant’s need to pay for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents; or

(F)
Effective August 19, 2005, the Participant’s need to pay for expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income);or

(G)	Any other reason acceptable under IRS regulations or rulings.

A withdrawal is on account of financial hardship if it is (a) necessary to meet the immediate and heavy financial needs of the Participant, and (b) for an amount which is required to meet such needs and which is not reasonably available from other resources of the Participant. In addition, the Participant must have obtained all other distributions and loans permitted under the Plan and any other plans or arrangements maintained or sponsored by the Company. Following a hardship withdrawal, his contributions pursuant to subsection 4.1 shall be discontinued for six months. It is intended that provisions of this subsection 7.2(a)(i) satisfy the deemed hardship distribution standard set forth in Treasury Regulations. Hardship withdrawals shall be made in accordance with such rules as may be established by the Plan Administrator.

If the Participant has an ESOP Account or an ESOP sub-Account (as described in Supplement D), then he must elect to have paid to him currently available cash dividends that are subject to the dividend election provisions described in subsection 6.5(b) of Supplement C, effective as of the first date allowed for new elections or changes in elections in accordance with the provisions of subsection 6.5(b) of Supplement C.

(iii)
Effective as of January 1, 2004, a Participant may withdraw the assets in his Account attributable to his Rollover Contributions. Effective as of May 31, 2005, a Participant may withdraw the assets in his Account attributable his EIP Part 1 account transferred to the Plan.

(b)
If a Participant’s employment with the Employer shall be terminated by death, the Participant’s Account shall become fully vested and the remaining balance of the Participant’s Account shall be distributed among his beneficiaries in the manner and form of required minimum distributions in accordance with Supplement F. Notwithstanding the foregoing, a beneficiary may from time to time request withdrawals of all or any portion of his share of such Participant’s Account; provided that in no event shall the sum of any such withdrawals and distributions during any Plan Year be less than the minimum amount required to be distributed during such Plan Year in accordance with Supplement F.

(c)	If a Participant’s employment with the Employer shall be terminated:

(i)	because of total and permanent disability, which, for purposes of the Plan, shall mean the Participant is entitled to primary disability benefits under Title II of the federal Social Security Act; or

(ii)	because of retirement in accordance with the provisions of the Employer retirement plan which applies in his case;

the Participant’s Account shall become fully vested. Distribution shall be made in accordance with such Participant’s consent, except that in accordance with paragraphs 7.2(e) and (f) below and any rules or procedures established by the Plan Administrator or its delegate, the Participant may elect to defer distribution of the assets from the Plan and later have such assets distributed in a lump sum or withdrawn through periodic installments. The Plan Administrator or its delegate may establish minimum distribution amounts.

(d)
The following applies in any case where the Participant’s employment with the Employer and its subsidiaries shall have been terminated for any reason other than as specified in paragraphs 7.2(b) and 7.2(c). No distribution shall occur before the Participant attains (or would have attained) age 65 years unless the Participant elects otherwise. Any distribution under this paragraph shall include all assets in the Participant’s Account and the portion of the corresponding Employer Account vested at termination, and shall be subject to the provisions of subparagraph 7.2(e).

(e)
Notwithstanding anything contained herein to the contrary, a Participant or a beneficiary who is the surviving spouse of a Participant may elect to defer distributions of the assets otherwise distributable under the Plan in accordance with this subsection 7.2 and any rules or procedures established by the Plan Administrator or its delegate. A Participant or a beneficiary who is the surviving spouse of a Participant may revoke his election to defer distribution. Upon such revocation, distribution shall occur in accordance with the applicable provisions of this subsection 7.2.

(f)	[Reserved.]

(g)	[Reserved.]

7.3  To Whom Distributions are Made

Distributions will be made to the Participant. However, if the Participant is deceased at the time of distribution, the distribution will be made to the beneficiary or beneficiaries designated by the Participant or, if no beneficiary has been so designated or survives, as provided in subsection 7.4.

7.4  Designation of Beneficiaries

The Account of a Participant who dies before his Account has been distributed in full shall be distributed to his beneficiary or beneficiaries as provided herein:

(a)
Each Participant may file with the Plan Administrator, in such form as the Plan Administrator shall from time to time require, a designation of a beneficiary or beneficiaries (including contingent or successive beneficiaries). If more than one beneficiary is designated, such designation shall also specify the manner in which payments are to be divided. The beneficiaries may be changed at any time or times by the filing of a new designation with the Plan Administrator, without the necessity of obtaining the consent of any beneficiary, subject to the rights of the Participant’s spouse under (b) below. No designation of a beneficiary or change thereof shall be effective until it has been received by the Plan Administrator. The Plan Administrator shall be entitled to rely upon the last designation filed by the Participant prior to his death.

(b)
In the case of a Participant who is married throughout the one-year period ending on the date of his death, any beneficiary designation which has the effect of causing any portion of a Participant’s Account to be paid to any beneficiary other than the surviving spouse of the Participant shall be effective only if (i) such election is consented to, in writing, by the person who was the Participant’s spouse for the one-year period ending on the date of the Participant’s death, and the spouse’s signature is witnessed either by a representative designated by the Plan Administrator or by a notary public, or (ii) it is established, to the satisfaction of the Plan Administrator, that the Participant had not been married for one year on the date of his death or that, if the Participant had been married for one year on the date of his death, that the consent of the spouse could not be obtained when the designation was filed because the Participant was unable to locate his spouse, the Participant had been abandoned by his spouse and had a court order to such effect, or that such other circumstances existed as would justify a failure to obtain the spouse’s consent under Code Section 417.

(c)
To the extent provided in any qualified domestic relations order, a former spouse of the Participant shall be treated as the Participant’s spouse at the time of his death (and as having been married to the Participant for a one-year period at the time of his death).

(d)
If a Participant dies without having a beneficiary designation in force, or if at the time of the Participant’s death all designated beneficiaries have died, payment shall be made to the Participant’s spouse at the time of his death if they had been married for at least one year at the time of his death; or if the Participant’s spouse predeceases him or they had been married for less than one year, then in accordance with the Participant’s beneficiary designation, if any, in effect under the Caterpillar Inc. Employees’ Investment Plan, and if no such designation is effective, then to the Participant’s estate.

7.5  Loans to Participants

The Benefit Funds Committee is authorized to establish a loan program under this Plan and the Plan Administrator or its delegate shall administer a program and shall establish and modify related rules and procedures. Such loans shall be available to all Participants hereunder on a reasonably equivalent basis, shall be adequately secured and shall bear a reasonable rate of interest. Loans shall originate so as to not be a taxable distribution, by qualifying for the exception under code section 72(p). The Benefit Funds Committee shall direct the Trustee to make a loan from the trust fund to a Participant subject to the following:

(a)
The principal amount of any loan made to a Participant, when added to the outstanding balance of all other loans made to the Participant from all qualified plans maintained by the Employers, shall not exceed the lesser of:

(i)
$50,000, reduced by the excess (if any) of the highest outstanding balance during the one-year period ending immediately preceding the date of the loan, over the outstanding balance on the date of the loan, of all such loans from all such plans, or

(ii)	one-half of the Participant’s vested Account under the plan.

(b)
Each loan must be evidenced by a written note in a form approved by the Plan Administrator, shall bear interest at a reasonable rate, and shall require substantially level amortization (with payments at least quarterly) over the term of the loan.

(c)
Each loan shall specify a repayment period that shall not extend beyond five years. However, the five year limit shall not apply to any loan used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant.

Any loan made under the Plan on or before December 31, 1986 shall be governed by the terms of the Plan in effect on or before that date. Any loan made under the Plan after December 31, 1986 (including any renegotiation, extension, revision or renewal after that date of a loan made on or before that date) shall be subject to the foregoing limitations of this subsection. If a Participant’s employment terminates and any loan or portion of a loan made to him, together with accrued interest thereon, remains unpaid, an amount equal to such loan or any part thereof, together with accrued interest thereon, shall be charged to the Participant’s Account after all other adjustments required under the Plan, but before any distributions pursuant to subsection 7.1 hereof. In determining the net worth of an investment fund as of an accounting date, the Benefit Funds Committee shall disregard both (i) any notes held by the Trustee which evidences loans made to Participants under this subsection 7.5, and (ii) any interest and principal payments on such loans received by the Trustee since the last preceding accounting date. For purposes of adjusting a Participant’s Accounts under subsection 11.4 hereof, the Plan Administrator shall exclude from the credit balance in a Participant’s Account the unpaid amount of any loan made to him (disregarding any principal payments made since the last preceding accounting date). Interest paid by a Participant on a loan made to him under this subsection 7.5 shall be credited to the accounts of such Participant as of the accounting date which ends the accounting period of the Plan during which such interest payment was made, after all other adjustments required under the Plan as of that date have been completed. Loan repayment will be suspended under the Plan as permitted under Code Section 414(u).

7.6  Direct Rollovers

If payment of a Participant’s benefits constitutes an eligible rollover distribution under Code Section 402(c)(4), then the Participant or other eligible distributee may elect to have such distribution paid directly to an eligible retirement plan described in Code Section 402(c)(8)(B). Each election under this subsection 7.6 shall be made at such time and in such manner as the Plan Administrator shall determine, and shall be effective only in accordance with such rules as shall be established from time to time by the Plan Administrator.

SECTION 8  - Participant’s Annual Statement

A Participant will be furnished an annual statement showing the assets credited to this Account. Each such statement shall be conclusive on the Participant unless written exceptions or objections to such statement are filed within thirty days after the date furnished to the Participant.

SECTION 9  - Voting of Company Shares

All Company Shares held or acquired by the Trustee under the Plan will be registered in the name of the Trustee or its nominee. Each Participant shall be entitled to vote the Shares in his Account (insofar as practicable considering fractional interests in shares) by providing written direction to the Trustee as to how such Shares should be voted. A copy of the notice and proxy statement for each meeting of the holders of Company Shares will be mailed to each Participant at the same time mailed to shareholders, together with an appropriate form for the Participant’s use in instructing the Trustee with respect to voting the Company Shares that, at the record date for determination of the shareholders entitled to notice of, and to vote at, the meeting, are both (i) credited to the Participant’s Account and (ii) of record in the name of the Trustee or its nominee.

SECTION 10  - Trustee and Plan Administrator

10.1  The Trustee

The Plan Administrator shall designate a corporate Trustee (or Trustees) referred to herein as “the Trustee” to act under the Plan and will enter into and execute such trust agreement or agreements -- referred to herein as the “trust agreement” -- with the Trustee as it may consider necessary or appropriate in order to carry out the provisions of the Plan. The Plan Administrator may at any time remove Trustee and appoint a successor Trustee or Trustees. The Plan Administrator from time to time may enter into such other agreements with a Trustee or other parties, make such amendments to such agreements and take such other steps as they may deem necessary or desirable, without reference to (or action by) any Participant or beneficiary of a Participant. Except to the extent expressly provided in the Plan, no Participant or beneficiary of a Participant shall have any interest under any such agreement. A Trustee and the Plan Administrator may, by agreement in writing, arrange for the delegation by such Trustee of any of the functions of such Trustee to the Employer, any one or more employees of Caterpillar or the Employer, the Plan Administrator, or such banks or trust companies as the Plan Administrator shall select.

10.2  Plan Administrator

The Plan Administrator shall be the Investment Plan Committee. In the administration of the Plan, the Plan Administrator shall have the following powers, rights and duties in addition to those vested in him elsewhere in the trust agreement and the Plan:

(a)	To adopt such rules of procedure and regulations as in his opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan and the trust agreement.

(b)	To enforce the Plan in accordance with its terms and with such applicable rules and regulations as are adopted by the Plan Administrator as above.

(c)
To determine all questions arising under the Plan, including the power to determine the rights and eligibility of Participants (and their beneficiaries) and the value of their respective Accounts under the Plan.

(d)
To maintain and keep adequate records concerning the respective Accounts of Participants as specified herein and concerning the Plan Administrator’s decisions and actions which records shall be open to the inspection of the Employer at all reasonable times.

The Plan Administrator may act or take action regarding financial aspects of the Plan in accordance with any direction provided by the Benefit Funds Committee established pursuant to resolution of the Board of Directors of Caterpillar. The Plan Administrator may execute any instrument or document by signing one instrument or document or multiple counterparts of such instrument or document, and may authorize any agent to sign any document on his behalf. Subject to subsection 13.3, and unless otherwise expressly provided in any applicable collective bargaining agreement, any decision by the Plan Administrator on any matter within his discretion shall be final, binding and conclusive upon all Participants and may be relied upon by the Employer, employees, the Trustee, and all other persons whomsoever. The certificate of the Plan Administrator that he has taken or authorized any action shall be conclusive in favor of any person acting in reliance thereon. The Plan Administrator shall furnish to the Employer such information in his possession or within his control as the Employer considers necessary to perform its functions hereunder and under the trust agreement. To the extent permitted by law, neither the Plan Administrator nor any director, officer, or employee of Caterpillar or the Employer shall incur any personal liability of any nature in connection with any act done or omitted to be done in good faith under or in connection with the Plan. The Plan Administrator shall have discretionary authority in exercising all of its powers, rights and duties under the Plan.

SECTION 11  - Accounting

11.1  Separate Accounts

The Plan Administrator will maintain a separate Account in the name of each Participant which will reflect his share of Employer Payments that are credited to such Account pursuant to subsection 11.4, if any, and the income, losses, appreciation and depreciation attributable thereto. In addition, separate sub-accounts will be maintained for each Participant’s Account which will reflect the value of any interest in the respective investment funds attributable to such Account. The Plan Administrator also may maintain such other accounts in the name of a Participant or otherwise as he considers advisable, correct a Participant’s Account and, where appropriate, charge the Participant’s Employer for any expense or cost of such correction.

11.2  Accounting Dates and Plan Records

A “regular accounting date” is the last day of each Plan Year and each business day during the Plan Year. A “special accounting date” is any date designated as such by the Plan Administrator in the event of termination or partial termination of the Plan as respects the Employer. The term “accounting date” includes both a regular accounting date and a special accounting date. Plan records shall be maintained on a calendar year basis.

11.3  Employer Payments Considered Made on Last Day of Each Payroll Period

For purposes of this Section, the Employer’s Payment for any payroll period will be considered to have been made on the last day of that period, regardless of when paid to the Trustee.

11.4  Adjustment of Participants’ Accounts

As of each accounting date, the Plan Administrator shall:

(a)	First, charge to a Participant’s Account all payments or distributions made since the last preceding accounting date that have not been charged previously;

(b)	Next, allocate and credit dividends and other cash proceeds on allocated Company Shares to a Participant’s Account in the same manner as provided in subsection 6.5;

(c)
Next, credit a Participant’s Account with its pro rata share of any increase or charge such account with its pro rata share of any decrease in the value of the adjusted net worth (as defined below) of each investment fund (other than the Caterpillar Common Stock Fund) in which such Account has an interest as of that date;

(d)
Next, credit to a Participant’s Account the portion of the Employer Payment that is allocable to a Participant’s investment fund sub-account as of that date, including the allocation of Company Shares to the Participant’s subaccount in the Caterpillar Common Stock Fund in the same manner as provided in subsection 6.5;

(e)	Finally, make the appropriate investment fund transfers, as provided in subsection 6.4.

The “adjusted net worth” of an investment fund (other than the Caterpillar Common Stock Fund) as of any accounting date means the then net worth of such investment fund as determined by the Trustee, less an amount equal to Employer Payments not yet allocated to Participants’ Accounts.

11.5  Charging Payments and Distributions

All payments or distributions made to a Participant or his beneficiary will be charged to the appropriate Participant Accounts.

SECTION 12  - No Reversion to Employer

The Employer shall not have any beneficial interest in the trust fund, or any part thereof, and no part of the trust fund shall ever revert or be repaid to the Employer, either directly or indirectly.

SECTION 13  - Miscellaneous

13.1  Information to Participants

Any notice, statement or other communication required or permitted to be given hereunder to an employee, a Participant or beneficiary of a Participant will be properly given if delivered or mailed, postage prepaid, to the employee, Participant or beneficiary of a Participant at his last post office address shown on the Employer’s records, or if (in the case of an employee) delivered to him at his normal work station. Any notice or other communication from an employee, Participant or beneficiary to the Plan Administrator, the Employer, or the Trustee shall be in such form as may be prescribed by the Plan Administrator and shall be properly given or filed if delivered or mailed by registered or certified mail, postage prepaid, to the Plan Administrator, the Employer or the Trustee, as the case may be, at such address as may be specified from time to time by the Plan Administrator.

13.2  Nonassignability

Except with respect to indebtedness owing to the Employer and except as provided in Section 16, the interests of a Participant and his beneficiaries under the Plan are not in any way subject to their debts or other obligations and may not be voluntarily or involuntarily sold, transferred or assigned. When a Participant or his beneficiary is under legal disability, or in the Plan Administrator’s opinion is in any way incapacitated so as to be unable to manage his financial affairs, the Plan Administrator may have the Trustee make distributions to the Participant’s or beneficiary’s legal representatives for his benefit, or the Plan Administrator may have the Trustee apply any distribution for the benefit of the Participant or beneficiary in any manner that the Plan Administrator determines. Any amount alienated or assigned to the Employer shall not exceed 10% of the amount payable under the Plan to the Participant or beneficiary and such alienation or assignment shall be revocable at any time by the person making such alienation or assignment.

13.3  Notice of Claim Denial

The Plan Administrator or his delegate will provide adequate notice in writing to any employee, Participant or beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial. Subject to the express provisions of any applicable collective bargaining agreement, the employee, Participant or beneficiary will be given an opportunity for a full and fair review by the Plan Administrator (or his delegate) of the decision denying the claim. The employee, Participant or beneficiary will be given 60 days from the date of the notice denying such claim within which to request such review.

13.4  Records

The records of the Plan Administrator, the Employer, and the Trustee with respect to the Plan and trust fund shall be conclusive on all employees, Participants and beneficiaries unless shown to the Plan Administrator’s satisfaction to be incorrect.

13.5  Absence of Guaranty

Neither the Trustee, the Plan Administrator, Caterpillar nor the Employer in any way guarantees the trust fund from loss of depreciation, or the payment of any cash or other assets which may be or become due to any person from the trust fund. To the extent permitted by law, the liability of the Trustee to make any payment or distribution under the Plan will be limited to the available assets of the trust fund.

13.6  Mistake of Fact

Any mistake of fact in any certificate, notice, or other document filed with any employee, Participant, beneficiary, the Employer, the Plan Administrator, the Trustee or any other person shall be corrected when it becomes known; and the Plan Administrator, insofar as may be practicable, shall make any adjustment required in a manner which, in his sole discretion, is equitable.

13.7  Action by Employer

Any action required or permitted to be taken by the Employer hereunder may, except as otherwise expressly provided, be taken by the President or any Vice President of the Employer or by any other person designated by the President or any Vice President of the Employer to act for the Employer.

13.8  Employment Rights

Participation in the Plan will not give any employee of the Employer any right to be retained in the service of the Employer or its subsidiaries, nor any right to claim any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan.

13.9  Gender and Number

Where the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular, and the singular shall include the plural.

13.10  Waiver of Notice

Any notice required under the Plan may be waived by the person entitled thereto.

13.11  Attorneys, Agents, Accountants, etc.

The Plan Administrator may employ such agents, attorneys, accountants, and other persons (who also may be employed by Caterpillar or the Employer) as in his opinion may be necessary or desirable for proper administration of the Plan and trust agreement and to advise the Plan Administrator, and the Employer may pay them a reasonable compensation. The Plan Administrator may delegate to any agent, attorney, accountant, or other person selected by him, any power or duty vested in, imposed upon or granted to him by this Plan or the trust agreement, and the Plan Administrator may act or refrain from acting on the advice or opinion of reputable agents, attorneys, accountants or other persons selected as above with reasonable diligence, without liability for so doing and without court action.

13.12  Limitation of Liability

To the extent permitted by law, neither the Trustee, the Plan Administrator, Caterpillar, the Employer nor any director, officer or employee of Caterpillar or the Employer, shall have any personal liability of any nature for any act done or omitted to be done in good faith, under or in connection with the Plan and the trust fund, including but not limited to delay in the making of any payment, investment or distribution. To the extent permitted by law the Trustee, the Plan Administrator, and every director, officer and employee of Caterpillar or the Employer shall be indemnified and saved harmless by the Employer against any claims, and the expenses of defending against such claims, resulting from any action or conduct relating to the administration of the Plan and/or the trust fund. The Employer shall pay such claim and/or expenses as the Plan Administrator shall direct. Any payment or distribution to a Participant, or in case of his death to his beneficiary, at the last known post office address of the distributee on file with the Employer, shall constitute a complete acquittance and discharge to the Plan Administrator, Caterpillar, the Employer and the Trustee with respect thereto unless the Plan Administrator shall have received prior written notice of any change in the condition or status of such distributee. Neither the Plan Administrator, Caterpillar, the Employer, nor the Trustee shall have any duty or obligation to search for or ascertain the whereabouts of any Participant or his beneficiary. Except as otherwise may be required by the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended, the Employer will have no liability under this Plan except to make the Payments required under the Plan. Any distributions under the Plan will be made solely from the trust fund held by the Trustee.

13.13  Limitation of Rights

Benefits under the Plan shall be payable out of the trust fund and no employee, Participant, beneficiary or other person shall have any rights under the Plan with respect to the trust fund (or against Caterpillar, the Trustee, the Plan Administrator or the Employer) except as specifically provided in the Plan.

13.14  Separate Administration

The Plan Administrator, from time to time, may provide for the segregation of trust assets allocable to the employees of the Employer, or any group of employees of the Employer, and may provide for the administration and investment of such assets under a substantially similar plan and a trust forming a part thereof. No such segregation or transfer under a substantially similar plan shall constitute a termination of this Plan or a permanent discontinuance of Employer Payments hereunder with respect to employees affected thereby.

13.15  Courts

In case of any court proceedings involving the Trustee, the Plan Administrator, the Employer, or the trust fund, only the Employer, the Plan Administrator, the Trustee and other named parties shall be necessary parties thereto, and no other employee, Participant, beneficiary or other person shall be entitled to any notice of process. Any final judgement entered in any such proceedings shall be conclusive upon the Employer, the Plan Administrator, the Trustee, all employees, Participants and all beneficiaries of the trust fund.

13.16  Merger of Plan

No merger or consolidation of the Plan with (or transfer in whole or in part of the assets or liabilities of the Plan to) any other plan maintained or to be established for the benefit of all or some of the Participants in this Plan, shall be permitted unless each Participant in this Plan would (if either this Plan or such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit such Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated).

SECTION 14  - Amendment and Termination

Subject to the provisions of any applicable collective bargaining agreement, the Employer specifically preserves the right to amend, modify, suspend or terminate the Plan at any time by action of its Board of Directors, or by action of any person or persons designated by such Board of Directors to act on its behalf, provided, however, that (1) no such action shall be effective as respects any other employer and the employees employed by it unless such action is approved by such other employer; (2) except to the extent considered necessary by the Plan Administrator to satisfy Internal Revenue Service or other governmental requirements, no such action shall reduce a Participant’s benefits below an amount equal to the benefits which he would be entitled to receive if his employment with the Employer and all of its subsidiaries was terminated for a reason other than death, retirement or total and permanent disability on the day of such action; (3) under no condition shall any such action result in the return or prepayment to the Employer of any portion of the trust fund, or the income therefrom, or result in the distribution thereof for the benefit of anyone other than Participants or their beneficiaries; and (4) no such action shall substantially change the duties of either the Plan Administrator or the Trustee without their consent. If the Plan is terminated or if all Employer Payments are permanently discontinued, then all amounts credited to Accounts of Participants may be held for distribution as provided in Section 7.

Upon termination or partial termination of the Plan or permanent discontinuance of Employer Payments (other than in the event of merger, consolidation or liquidation which does not result in termination or permanent discontinuance of Employer Payments, as provided below) as respects any employer or any group of employees of an employer, each Participant with respect to whom the Plan shall have been terminated or Employer Payments permanently discontinued shall receive distribution of all assets in his Account in such manner as the Plan Administrator shall determine. In the event of the merger, consolidation or liquidation of the Employer with or into another corporation (other than a related corporation, as defined in Section 15), the merged or consolidated corporation with the Plan Administrator’s consent may adopt the Plan with all obligations and rights of such former Employer hereunder (including, without limitation, those specified in this Section 14) or may substitute for the Plan another plan. In such event (or the merger or consolidation of two or more such related corporations, one of which is the Employer), the Plan shall not be deemed to be terminated nor the Employer Payments permanently discontinued within the meaning of Section 15 or this Section 14 unless a substituted plan contains provisions which would have constituted changes or modifications prohibited by this Section 14 had they been adopted. Any amendment or termination of the Plan shall be effective as of such date as the Board of Directors of the Employer (or such a related corporation) may establish.

SECTION 15  - Related Corporations

Any related corporation may adopt the Plan and become a party to the trust agreement by:

(a)	filing with the Plan Administrator and the Trustee a written instrument to that effect, which instrument shall be in such form as the Plan Administrator may require; and

(b)	filing with the Trustees a certified copy of a form of consent to such action executed by the Plan Administrator.

Any related corporation may withdraw from participation in the Plan upon thirty days’ prior written notice to the Trustee and the Plan Administrator, and upon such withdrawal for any reason (other than in the event of merger, consolidation, or liquidation which does not result in the Plan being terminated nor the Employer Payments permanently discontinued as provided in Section 14), the Plan then shall terminate insofar as, but only insofar as, such related corporation is concerned and each Participant employed by such related corporation then shall receive distribution of all assets in his Account in such manner as the Plan Administrator shall determine.

SECTION 16  - Qualified Domestic Relations Orders

Notwithstanding any provisions of the Plan to the contrary, if a Participant’s Account is subject to a “qualified domestic relations order” entered on or after January 1, 1985, as that term is defined and applied under Code Section 414, then

(a)	part or all of such Account shall be payable to one or more alternate payees (as such term in the singular number is defined in such Code Section 414) pursuant to the terms of such order, and

(b)	the balance remaining, if any, shall continue to be held in such Account (or shall be distributed to the Participant as otherwise permitted under the Plan).

Any such order may not require the Plan to provide any type or form of benefit or any option not otherwise provided under the Plan, may not require the Plan to provide increased benefits (determined on the basis of actuarial value), and may not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a qualified domestic relations order. For purposes of this Section 16, the term “Participant” shall include “former Participant.” The Plan Administrator may direct the Trustee to distribute benefits to an alternate payee on the earliest date specified in a qualified domestic relations order, without regard to whether such distribution is made or commences prior to the Participant’s earliest retirement age (as defined in Code Section 414(p)(4)(B)), or the earliest date that the Participant could commence receiving benefits under the Plan.

  SUPPLEMENT A
Participating Groups

The employees of the following Participating Groups are eligible to participate in the Plan:

International Association of Machinists and Aerospace Workers Local 389 (and as otherwise provided under the central collective bargaining agreement); International Union of Operating Engineers Local 82 International Brotherhood of Electrical Workers (to the extent provided under a collective bargaining agreement); Welders’ Union Open Shop Employees with jobs that are covered under a collective bargaining agreement that requires coverage under the Plan; TurboFab Employees (provided that effective as of January 1, 2003, TurboFab Employees shall no longer be eligible to participate under the Plan)

  SUPPLEMENT B
Modified Benefits

[Reserved.]

  SUPPLEMENT C
After-Tax Contributions and Employer Matching Contributions

SECTION 1  - Purpose

1.1  Purpose and Use of Terms

The provisions of this Supplement modify the provisions of the Solar Savings and Investment Plan (the “Plan”), and unless otherwise expressly qualified by the context of this Supplement, the conditions contained in the Plan shall be applicable to this Supplement and terms used in this Supplement shall have the meanings defined in the Plan. This Supplement becomes effective on January 1, 2004 and shall be applicable only to otherwise eligible employees who are members of a group to whom this Supplement has been extended by an Employer.

SECTION 2  - Participation and Service

2.1  Voluntary Participation

Participation under this Supplement is optional on the part of eligible employees (as defined in subsection 3.1 of the Plan). Effective as of January 1, 2004, subject to subsection 5.3 of this Supplement, an eligible employee may elect to make after-tax contributions to the Plan for each plan year in accordance with Section 3. If an eligible employee does not elect to become a participant as of his initial eligibility date, he may elect to become a participant as of the first day of a subsequent payroll period, if he then meets the requirements of subsection 3.1 of the Plan. Employees will be notified of the eligibility requirements as specified in the Plan through such general announcements as the Plan Administrator shall authorize, but neither the Employers, the Plan Administrator, nor the Trustee shall have any duty or obligation to notify any individual of any date as of which he is eligible to become a participant in this Supplement.

2.2  Service

(a)
This paragraph applies to employees who are hired for an indefinite period and are employed on the prevailing full-time schedules of their respective departments. For purposes of this Supplement C, the term “service” means the total period elapsed subsequent to an employee’s first date of hiring as an employee by any of the employers, exclusive of any period during which the employee is not, or was not, in active service as an employee of any employer (whether resulting from discharge, suspension, resignation or quit, or any other cause) except there shall be included in such total period of service all periods of absence pursuant to leave of absence granted by an employer, all periods of layoff after the employee’s last date of hiring as an employee by any of the employers, and up to 12 months of each prior period of layoff which commenced after December 1, 1976, by any of the employers. Upon reemployment following any break in service, (a) prior service shall be reinstated regardless of duration of such break in service in accordance with the preceding sentence; and (b) if such break in service occurs after December 1, 1976 and the employee is reemployed by an employer within one year from the day he last performed an hour of service for an employer, he will receive additional service for his period of absence from active service with an employer equal to the lesser of (i) his period of absence, or (ii) one year, less any period of absence otherwise credited. In the case of a maternity or paternity absence (as defined below), an employee will not be deemed to have incurred a break in service for the twelve consecutive month period beginning on the first anniversary of the first date of such absence.

A “maternity or paternity absence” shall mean an employee’s absence from work because of the pregnancy of the employee or birth of a child of the employee, the placement of a child with the employee in connection with the adoption of such child by the employee, or for purposes of caring for the child immediately following such birth or placement. Solely for the purposes of this subsection, the term “employer” shall, unless otherwise provided by the Company, include any organization (whether a corporation, partnership, sole proprietorship or other business entity), regardless of when formed or acquired, as well as all of its affiliates and predecessors, the control of which organization or a substantial part of the assets of which organization have been acquired (whether before or after the effective date hereof) by the Company or any of its subsidiaries. Notwithstanding the foregoing provisions of this subsection, service shall not be duplicated for the same period of service with more than one employer. The records of the respective employers with respect to an employee’s service will be conclusive unless shown to the Plan Administrator’s satisfaction to be incorrect.

(b)
This paragraph applies to employees who are not in the class of employees defined in paragraph 2.2(a), notwithstanding any provisions of the Plan to the contrary. “Service” shall be determined as follows:

(i)
An employee shall receive a full year of service for each Computation Year for which he is credited with 1,000 or more Hours Worked (as such terms are defined below), subject to the following provisions of this paragraph.

(ii)	“Computation Year” shall mean a calendar year period, coinciding with the annual 52/53, 26 or 12 pay periods applicable to employees who are paid weekly, biweekly or monthly, respectively.

(iii)
“Hours Worked” shall mean (A) each hour for which an employee is paid or entitled to payment for the performance of duties for an employer; (B) each hour during which no such duties are performed but for which an employee is paid by an employer for vacation, holiday, illness, disability, layoff, jury duty, military duty, or leave of absence; and (C) each hour for which back pay is awarded or agreed to by an employer; except that “Hours Worked” shall not include (1) hours in excess of 501 hours of any continuous period during which no duties are performed; (2) hours for which payment is due solely for purposes of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws; (3) any time period which is or may be related to payment that reimburses an employee for medical expenses; and (4) hours related to back pay where credit has already been given for such hours.

(iv)	In the case of an employee as defined in this paragraph 2.2(b) who transfers into the class of employees as defined in paragraph 2.2(a), such employee’s service shall consist of:

(A)	his service as of the end of the Computation Year immediately preceding the Computation Year during which such transfer occurred;

(B)
the greater of (a) the service that would be credited under the provisions of paragraph 2.2(a) for his service during the entire Computation Year in which such transfer occurred, as if he had been an employee as defined in paragraph 2.2(a) or (b) the service taken into account under this paragraph 2.2(b) (for such Year) as of the date of such transfer; and

(C)
for any Computation Year subsequent to the Year in which such transfer occurred and during which such employee is a member of the class defined in paragraph 2.2(a), the service taken into account under the provisions of that paragraph.

(v)	In the case of an employee as defined in paragraph 2.2(a) who transfers into the class of employees as defined in paragraph 2.2(b), such employee’s service shall consist of:

(A)	the number of years of service equal to the number of one-year periods of service credited to him as of the date of such transfer;

(B)
with respect to any fractional part of a full year of service possessed by him as of the date of such transfer, one hundred ninety (190) hours of service for each month or part of a month for which the employee received service under paragraph 2.2(a); and

(C)	for the period subsequent to the date of such transfer, the service credited to him in accordance with this paragraph 2.2(b).

(vi)	In the case of a maternity or paternity absence as defined in paragraph 2.2(a), to avoid incurring a break in service, an employee will be credited with up to 501 Hours Worked.

SECTION 3  - Participant After-Tax Contributions

3.1  Contributions

Subject to subsection 5.3 of this Supplement C and subsection 4.5 of the Plan, a participant may elect to make after-tax contributions under the Plan for each plan year at a rate of 2, 3, 4, 5 or 6 percent of the compensation (as defined in subsection 3.4) received by him from time to time during such plan year; and a participant with 25 or more years of service (as defined in subsection 2.2) on the day immediately preceding the first day of any payroll period which commences on or after December 1, 1977 may further elect to contribute an additional 1, 2, 3, or 4 percent (in excess of 6%) of such compensation for such payroll period. All participant contributions shall be made only through payroll deductions and unless otherwise authorized by the Plan Administrator, each participant shall, at the time he elects to participate in the Plan, file with the Plan Administrator an appropriate form of payroll deduction authorization, which may be a part of his application for participation. Such authorization, when filed with and accepted by the Plan Administrator, shall become effective as specified therein and shall continue in effect until changed or suspended.

3.2  Changes in Rate of Payroll Deductions

A participant who has elected to make contributions under this Supplement may change the rate of such contributions (within the limits specified in subsection 3.1 above) at such times and upon such prior notice as may be determined by the Plan Administrator.

3.3  Suspension of Contributions

A participant may voluntarily suspend his participation in this Supplement as of the first day of a payroll period by filing an application with the Plan Administrator at such time and in such manner as the Plan Administrator shall determine. The participation of an employee who ceases to meet one or more of the eligibility requirements specified in subsection 3.1 of the Plan will be suspended. A participant who has voluntarily suspended his participation in this Supplement may again become an active participant in this Supplement by submitting an application with the Plan Administrator. An employee whose participation was suspended for failure to meet the eligibility requirements of subsection 3.1 of the Plan will be eligible to enroll and to become an active participant following the date he again satisfies such requirements.

3.4  Compensation

(a)
The term “compensation” for purposes of this Supplement C means a participant’s total compensation payable to him by the employers (before deductions and before charging against such compensation any salary reduction contributions under subsection 4.1 of the Plan) for services rendered to them, excluding, however, (i) bonuses, short-term incentive pay, 6 Sigma pay and foreign service premiums, (ii) commissions, (iii) amounts paid by the employers for jury duty, educational costs, and reimbursements for other extra costs incurred, and (iv) contributions paid by the employers under this Plan (other than as such a “basic employer contribution”) or any other employee benefit plan or arrangement (whether funded through insurance or otherwise). Any sums paid to an employee which are attributable to a payroll period which ended before the date he becomes a participant in the Plan or which are attributable to any payroll period during which he at no time meets all of the eligibility requirements specified in subsection 2.1 shall not constitute compensation.

(b)
Notwithstanding paragraph 3.4(a) above, the term “compensation” for purposes of determining the group of highly compensated employees (as defined in subsection 3.5) means an eligible employee’s compensation within the meaning of Code Section 415(c)(3); and for purposes of the average contribution percentage test under subsection 5.3 of the Supplement to the Plan, the term “compensation” means an eligible employee’s compensation within the meaning of Code Section 414(s).

(c)
In accordance with Code Section 401(a)(17), the annual compensation of each eligible employee taken into account for all purposes of this Plan for any plan year shall not exceed $210,000, as such amount may be adjusted for cost-of-living adjustments under Code Section 401(a)(17). In no event shall compensation under the Plan for accrual purposes for any plan year exceed the maximum allowed under Code Section 401(a)(17).

3.5  Highly Compensated Employees

The term “highly compensated employee” means any employee of the Employer or a controlled group member who (a) was a 5-percent owner of the Employer or a controlled group member at any time during the calendar year ending with or within the plan year or the preceding calendar year, or (b) during the calendar year preceding the calendar year that ends with or within the plan year, received compensation from the Employer or a controlled group member of at least $90,000 (as indexed) and was in the top 20-percent of employees based on compensation. For purposes of this subsection 3.5, a “controlled group member” means any entity that is under common control with the Employer within the meaning of Code Sections 414(b), 414(c) or 414(m).

SECTION 4  - Employer Contributions

4.1  Employer Contributions.

For each payroll period, the Employer will contribute to the trustee an amount determined by multiplying

(a)	the applicable percentage specified below, depending on a participant’s service (as defined in subsection 2.2) on the last day of the preceding payroll period --

Service	Percentage

Less than 25 years	50%
25 but less than 35 years	66-1/3%
35 years or more	80%
times

(b)
the amount of each participant’s compensation (as defined in subsection 3.4) for such period which such participant has elected to contribute under this Supplement; except that no Employer contributions under this paragraph 4.1(b) will be made on account of any amounts which are contributed by the participant in excess of 6% of his compensation in any payroll period; and provided further that any Employer contribution hereunder will be made only from the Employer’s current profits or accumulated profits employed in the business.

SECTION 5  - Annual Classes

5.1  Establishment

A separate class shall be established each plan year.

5.2  Maturity

In accordance with subsection 5.1, a separate class has been or will be established for each Plan Year. Each such class which was established for Plan Years ending prior to December 1, 1971, has matured; and each such class which has been or will be established for Plan Years ending after December 1, 1971, matures on the November 30 of the fifth Plan Year following the Plan Year in which it was established.

5.3  Nondiscrimination Test Limitation

Notwithstanding any provision of the Plan to the contrary, in no event shall the actual contribution percentage (as defined below) of highly compensated employees (as defined in subsection 3.5 and who are eligible to participate under subsection 3.1) for any Plan Year exceed the greater of:

(a)	the actual contribution percentage of all other eligible employees for the Plan Year multiplied by 1.25; or

(b)
the actual contribution percentage of all other eligible employees for the Plan Year multiplied by 2; provided that the actual contribution percentage of such highly compensated employees does not exceed that of all other eligible employees by more than 2 percentage points.

The “actual contribution percentage” of a group of eligible employees means the average of the ratios (determined for the Plan Year and separately for each eligible employee in such group) of:

(i)
the employee’s contributions made pursuant to subsection 3.1, plus any corresponding employer contributions made pursuant to subsection 4.1 plus any other amounts required to be included pursuant to Code Section 401(m) to

(ii)	the employee’s compensation (as defined in paragraph 3.4(b)) for such Plan Year.

If for any Plan Year neither of the tests described above in (a) and (b) are met, then the nondiscrimination test limitation shall apply to each highly compensated employee such that (within two and one-half months after the end of the Plan Year) his share of the excess contributions (as defined below and including any investment gains or losses) shall be returned to him, beginning with “unmatched” employee contributions (whether recharacterized as such or in excess of 6% of compensation) and then, as necessary, returning employee contributions that were “matched” under subsection 4.1. “Excess contributions” shall mean that portion of the aggregate employee and Employer contributions on behalf of highly compensated employees which would produce an excessive actual contribution percentage for such employees but for the tests described in (a) and (b) above. Such a share shall be determined (i) in order of the amount of employee and Employer contributions beginning with the highly compensated employee with the largest contribution amount (ii) by reducing such contribution amount so that (A) either of the above tests is satisfied without reducing such contribution amount below the next largest contribution amount or (B) such contribution amount becomes equal to the contribution amount of the highly compensated employee with the next largest contribution amount, and reducing that next largest contribution amount of both employees to the extent necessary to the third largest contribution amount, and so on until either of the above tests is satisfied, and (iii) by subtracting from the aggregate amount of employee and Employer contributions that were made on behalf of the employee (in that plan year) an amount determined by multiplying (A) the employee’s contribution percentage determined after application of the provisions of the preceding clause (ii) by (B) the employee’s compensation that was used in determining his actual contribution percentage.

SECTION 6  - Accounting and Plan Investments

6.1  Accounts

Suitable accounts shall be established by the Benefit Funds Committee for each class to reflect the investment of participant and Employer contributions and the earnings therefrom for such class. All of the accounts established for a given class to reflect a participant’s contributions and the earnings therefrom are, for convenience, hereinafter collectively referred to as his “Participant Account” for such class. All of the accounts established for a given class to reflect Employer contributions for a participant and the earnings therefrom are, for convenience, hereinafter collectively referred to as his “Employer Account” for such class. Other general accounts also may be established from time to time.

6.2  Crediting of Contributions

Pre-tax or after-tax participant contributions under the Plan for each calendar month will be paid or delivered to the trustee as soon as practicable after the payday on which the participant’s compensation is reduced but not later than 15 days after the end of the month such amounts are withheld. Irrespective of whether or not such contributions shall have been actually paid to the trustee and except as otherwise provided below in this subsection, as of the last day of each payroll period:

(a)	A participant’s contributions made during such payroll period will be credited to his Participant Account; and

(b)	Each Employer’s contribution for such period on behalf of a participant will be credited to the Employer Account of such participant.

6.3  Investment of Contributions

Contributions credited to Participant Accounts and Employer Accounts shall be invested only in the Caterpillar Common Stock Fund. In no event will any interest be payable with respect to any uninvested funds held by the trustee.

6.4  Intraplan Transfer of Accounts

A participant who has attained his fortieth birthday may direct the trustee of the Plan to transfer all of the assets credited to his Participant Account and/or Employer Account for any class (other than the then-current class for participants who have not retired) to the trustee of the trust fund established under the Plan pursuant to subsection 6.1; provided that effective as of October 28, 2005, the foregoing fortieth birthday restriction shall no longer apply. Any such election by a participant shall be made in accordance with rules and procedures established by the Plan Administrator. Notwithstanding any other provisions of the Plan, with respect to the ESOP portion of the Plan, a participant who has attained age 55 and who has at least 10 years of ESOP participation (“qualified participant”) may direct the trustee to transfer investments in Company Shares to one or more of the investment funds under subsection 6.2 of the Plan without any restrictions in making such transfer, except as provided below. Such election may be made within 90 days after the close of each Plan Year in the qualified election period (i.e., the six year period beginning with the first Plan Year such participant became a qualified participant) and shall apply to the investment of 25 percent of the participant’s account (50 percent with respect to the last election year that such participant could make such an election), but only to the extent such portion exceeds the amount to which a prior election has been made.

6.5  Crediting and Investment of Earnings

Except as otherwise provided in this subsection and in subsection 6.3 of this Supplement, all earnings when and as received by the trustee shall be applied and credited as specified below in this subsection:

(a)
Cash dividends and other cash proceeds received by the trustee with respect to Company Shares credited to the accounts of a participant shall be credited to such accounts and shall be reinvested in Company Shares in the same manner (and at the same price per share) as employer and participants’ contributions.

(b)
Notwithstanding anything to the contrary in subparagraph 6.5(a) of the Supplement, a participant (or his beneficiary) shall be offered an election to receive a payment or distribution of cash dividends that are paid on Company Shares held in his accounts, including cash dividends paid on Company Shares held by the Caterpillar Common Stock Fund described in section 6.2 of the Plan. The Plan Administrator may provide that this election may be offered:

(i)
before a dividend is paid, in which case the dividend may be paid by the Company directly to the participant (or beneficiary), or to the Plan pursuant to paragraph 6.5(a) and then distributed to the participant (or beneficiary) not later than ninety (90) days after the close of the Plan Year in which paid to the Plan, or

(ii)
after the dividend has been paid, in which case the dividend paid to the Plan pursuant to paragraph 6.5(a) shall be distributed to the participant (or beneficiary) within ninety (90) days after the close of the Plan Year in which paid to the Plan.

Dividends that are not paid or distributed to a participant (or beneficiary) pursuant to the election described above shall remain subject to the requirements of paragraph 6.5(a). The Plan Administrator shall determine the scope, manner and timing of the elections, dividend payments or distributions, and reinvestment in Company Shares described in this paragraph and paragraph 6.5(a) in any manner that is consistent with Code Section 404(k) and other applicable provisions and ERISA. A participant will be fully vested in dividends with respect to which an election under Code Section 404(k)(2)(A)(iii), as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, is offered.

(c)
Rights, warrants and options, if any, issued with respect to Company Shares shall be allocated to the Company Shares to which they appertain, shall be sold by the trustee, and the proceeds thereof shall be applied, in accordance with the rules established by the Benefit Funds Committee, as provided in subparagraph (b) above.

(d)	All Company Shares received by the trustee, as a stock dividend or because of a stock split, shall be allocated to the Company Shares to which they appertain.

Any earnings or other property received by the trustee with respect to Company Shares theretofore distributed also shall be paid or distributed in the form received to the distributee of such shares, or his beneficiary.

6.6  Assets of Accounts and Plan Classes

All cash and other property held by the trustee for each Participant Account or Employer Account, or for each class, as the case may be, shall constitute the assets thereof.

6.7  Charging Distributions

All distributions from a Participant Account will be charged to such account when made.

6.8  Rollover Amounts from Other Plans

Rollovers contributions are not permitted pursuant to this Supplement C.

SECTION 7  - Withdrawals, Loans and Distributions

7.1  Withdrawals

After the maturity of each Plan class, the assets in the accounts of participants for such class shall continue to be held in their accounts and a participant may thereafter withdraw assets in his account for such class at any time after the January 1 next following the date of such maturity in accordance with this subsection 7.1. Withdrawals by a participant from his accounts for any class may be made in accordance with the following rules:

(a)	A participant may, with respect to any class, elect to withdraw:

(i)	all Company Shares (with fractional interests in Company Shares paid in cash) that were or will thereafter be purchased with his own contributions; and

(ii)
all earnings on participant contributions, provided that any assets of the same class that are described in subparagraph (i) above have previously been withdrawn or will be included in the withdrawal of such earnings.

Any such election to withdraw shall also cover Company Shares and cash attributable to the participant’s contributions for the same class that are received by the trustee after the effective date of withdrawal.

(b)	[Reserved]

(c)
Subject to subsection 7.5 of the Plan and subparagraph 7.3(b) of this Supplement, a participant may at any time, at or after the time he elects a withdrawal as described in subparagraph 7.1(a) from a Participant Account for any class, withdraw the balance, if any, of the assets (including but not limited to those subsequently paid in or acquired) in such Participant Account plus the corresponding Employer Account (but only to the extent that it is attributable to employer contributions credited thereto more than twenty-four (24) months prior to such withdrawal, if any).

(d)
All requests for withdrawals shall be effective as of the first day of the month and shall be pursuant to a written election filed by the participant with the Plan Administrator a reasonable period of time (as determined by the Plan Administrator) prior thereto. All assets withdrawn by a participant shall be distributed as soon as practicable after the effective date of withdrawal.

7.2  Termination of Employment

Upon termination of employment for any reason, distribution shall be made in accordance with subsection 7.2 of the Plan.

7.3  Vesting

Each participant’s vested interest in his Account for each class prior to termination of employment for any reason shall be as follows:

(a)	Participant Account - Each participant at all times shall have a fully vested interest in the assets of his Participant Accounts for all classes.

(b)	Employer Account - Each participant at all times shall have a fully vested interest in the assets of his Employer Accounts for all classes.

7.4  Loans

Loans shall be available to participants with respect to their accounts under this Supplement C in accordance with the provisions of subsection 7.5 of the Plan.

  SUPPLEMENT D
   ESOP Provisions

SECTION 1  - Purpose

1.1  Purpose and Use of Terms

The provisions of this Supplement modify the provisions of the Solar Savings and Investment Plan (the “Plan”), and unless otherwise expressly qualified by the context of this Supplement, the conditions contained in the Plan shall be applicable to this Supplement and terms used in this Supplement shall have the meanings defined in the Plan. This Supplement becomes effective on January 1, 2004. For purposes of this Supplement D, the term “participant” means any Participant, any participant under a supplement to the Plan, a beneficiary in pay status and an alternate payee under a qualified domestic relations order within the meaning of Code Section 414(p), each of whom shall be considered to be a “named fiduciary” within the meaning of (and to the extent permitted under) ERISA Section 402(a)(2) with respect to the treatment of dividends paid on Company Shares credited to participants’ accounts.

The portion of the Plan consisting of this Supplement is intended to qualify as a stock bonus plan as defined in Treasury Regulations section 1.401-1(b)(1)(iii) and an employee stock ownership plan (“ESOP”) satisfying the requirements of Code Sections 401(a), 409, and 4975(e). The ESOP portion of the Plan is designed to be invested almost exclusively in Company Shares, which are qualifying employer securities within the meaning of Code Section 4975(e)(8).

SECTION 2  - ESOP Provisions

2.1  ESOP Accounting

The ESOP portion of the Plan shall consist of all amounts credited to Participant Accounts, Employer Accounts and other participant accounts established under Supplement C of the Plan. The non-ESOP portion of the Plan shall consist of all other amounts credited to participants Accounts. Amounts credited to accounts in the ESOP portion of the Plan shall be referred to herein as amounts credited to participants’ “ESOP accounts” or “ESOP sub-accounts” and amounts credited to accounts in the non-ESOP portion of the Plan shall be referred to as amounts credited to participants “non-ESOP accounts” or “non-ESOP sub-accounts.”

Paragraphs (a), (b), and (c) below shall apply only with respect to Plan Years beginning prior to January 1, 2005:

(a)
The Investment Plan Committee will maintain separate sub-accounts for each Participant Account to reflect the value of the participant’s interests in the ESOP portion of the Plan and the non-ESOP portion of the Plan. Two ESOP sub-accounts will be maintained for each Participant’s Account which will reflect the value of any interests in the Caterpillar Common Stock Fund attributable to such account. One of these ESOP sub-accounts (“Current Year Contributions Stock Fund ESOP Sub-Account”) will reflect the value of any interest in the Caterpillar Common Stock Fund attributable to the Participant’s Account to the extent attributable to employer basic contributions made during the Plan Year and intra-plan transfers from the then-current class pursuant to subsection 6.4 of Supplement C. The other of these ESOP sub-accounts (“Prior Contributions Stock Fund ESOP Sub-Account”) will reflect the value of any interest in the Caterpillar Common Stock Fund attributable to the participant’s Account to the extent such interest is attributable to employer basic contributions made in previous plan years, direct transfers from other plans, intra-plan transfers from other than the then-current class pursuant to section 6.4 of Supplement C, and rollovers to the Plan.

Separate ESOP sub-accounts will reflect the value of any interest in other investment funds attributable to the participant’s account to the extent such interest in the fund is attributable to contributions made during the plan year and intra-plan transfers from the then-current class pursuant to section 6.4 of Supplement C. Separate non-ESOP sub-accounts will reflect the value of any interest in investment funds (other than the Caterpillar Common Stock Fund) attributable to the participant’s Account to the extent such interest is attributable to contributions made in previous plan years, direct transfers from other plans, intra-plan transfers from other than the then-current class pursuant to section 6.4 of Supplement C, and rollovers to the Plan.

As of the first day of each Plan Year, (i) all amounts credited to the Current Year Contributions Stock Fund ESOP Sub-Account as of the last day of the previous Plan Year will be automatically transferred to the participant’s Prior Contributions Stock Fund ESOP Sub-Account, and (ii) all amounts credited to each of the other ESOP sub-accounts in a Participant Account as of the last day of the previous Plan Year will be automatically transferred to the participant’s non-ESOP sub-account that reflects an interest in the same investment fund. No transfers shall otherwise be permitted between any ESOP sub-account other than the Prior Contributions Stock Fund ESOP Sub-Account and the Prior Contributions Stock Fund ESOP Sub-Account or any non-ESOP sub-account.

2.2  Dividend Election.

Notwithstanding anything to the contrary in paragraph 6.5(c) of the Plan paragraph 6.5(a) of Supplement C, as applicable (or any successor provision), a participant (or his beneficiary) shall be offered an election to receive a payment or distribution of cash dividends that are paid on or after January 1, 2004, on Company Shares credited to his accounts, including cash dividends paid on Company Shares held in the Caterpillar Common Stock Fund. The Plan Administrator may provide that this election may be offered:

(a)
before a dividend is paid, in which case the dividend may be paid by the Company directly to the participant (or beneficiary), or to the Plan and then distributed to the participant (or beneficiary) not later than ninety (90) days after the close of the Plan Year in which paid to the Plan, or

(b)
after the dividend has been paid, in which case the dividend paid to the Plan shall be distributed to the participant (or beneficiary) within ninety (90) days after the close of the Plan Year in which paid to the Plan.

A participant shall be deemed to elect to have the cash dividends automatically reinvested in Company Shares, unless the participant files a timely election with the Plan Administrator to have all or a portion of the cash dividends paid to the participant. Dividends that are not paid or distributed to a participant (or beneficiary) pursuant to the election described above shall remain subject to the requirements of paragraph 6.5(c) of the Plan or paragraph 6.5(a) of Supplement C, as applicable. The Plan Administrator shall determine the scope, manner and timing of the elections, dividend payments or distributions, and reinvestment in Company Shares described in this subsection 2.2 in any manner that is consistent with Code Section 404(k) and other applicable provisions and ERISA. A participant shall be fully vested in and have a non-forfeitable right to any cash dividends that are subject to the dividend election provisions of subsection 2.2, without regard to whether the Participant is vested in the Company Shares with respect to which the dividend is paid.

2.3  Acquisition Loans.

An installment obligation incurred by the Trustee in connection with the purchase of Company Stock shall constitute an Acquisition Loan. The Trustee may incur Acquisition Loans in accordance with the Trust and from time to time to finance (i) the acquisition of Company Stock by the Trust which are newly issued shares, outstanding shares held by the Company, or outstanding shares held by a shareholder, or (ii) the repayment of a prior Acquisition Loan. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest, and shall not be payable on demand except in the event of default. If the lender with respect to an Acquisition Loan is a Disqualified Person, the Acquisition Loan must provide that Trust assets will be transferred upon default only upon and to the extent of the failure of the Plan to meet the repayment schedule of the Acquisition Loan.

(a)
Financed Shares. Shares of Company Stock acquired by the Trustee with the proceeds of an Acquisition Loan shall be described as “Financed Shares.” Except as provided in Code Section 409(l) or Treas. Reg. §54.4975-7(b)(9) and (10), or as otherwise provided by applicable law, no shares acquired by the Trustee with the proceeds of an Acquisition Loan may be subject to a put, call or other option or buy-sell or similar arrangement while held by and when distributed from the Plan.

(b)
Collateral. An Acquisition Loan may be secured by a collateral pledge of the Financed Shares so acquired and any other Plan assets which are a permissible security within the provisions of Treas. Reg. §54.4975-7(b). No other assets of the Plan or Trust may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against any other Plan assets.

(c)
Loan Payment. Repayment of principal and interest on any Acquisition Loan shall be made by the Trustee from annual employer contributions made pursuant to subsection 4.1 of Supplement C and, as directed by the Benefits Fund Committee shall also be made from the following sources:

(i)	Cash dividends on Financed Shares which are allocated to Participants’ Accounts and earnings, if any, on such dividends; and

(ii)	Cash dividends on Financed Shares held in the Loan Suspense Account and earnings, if any, thereon.

(d)
Release of Financed Shares. Financed Shares shall initially be credited to a “Loan Suspense Account” and shall be transferred for allocation to participant ESOP Stock Accounts of Participants as payments of principal and interest are made on the Acquisition Loan by the Trustee, and any pledge of Financed Shares must, and shall be deemed to, provide for the release of shares so pledged on a consistent basis.

The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participants’ ESOP Stock Accounts as of each accounting date shall equal the number of Financed Shares held in the Loan Suspense Account immediately prior to such accounting date multiplied by a fraction, the numerator of which is equal to the payments of principal and interest on the Acquisition Loan for the year ending on such date, and the denominator of which is equal to the sum of the numerator plus the total projected payments of principal and interest on the Acquisition Loan over the duration of the Acquisition Loan repayment period.

(e)	Allocation of Financed Shares. The released Financed Shares shall be allocated to Participants’ Accounts in accordance with the provisions of subsection 4.1 of Supplement C.

2.4  Timing of Distributions.

Notwithstanding anything in the Plan to the contrary, unless a participant elects a later date, distributions of all ESOP accounts will begin not later than one year after the end of the Plan Year

(a)	during which the participant retires or dies, or

(b)	which is the fifth Plan Year following the plan year during which the Participant terminates employment for any other reason.

2.5  Method of Payment and Put Option.

Notwithstanding anything else in the Plan to the contrary, all distributions to ESOP accounts will be in a lump sum or over a period not longer than 5 years, in compliance with Code Section 409(o).

In accordance with Code Sections 409(h)(4), (5) and (6), if the Company Shares are or become not readily tradable on an established market, then any participant who otherwise is entitled to a total distribution from the Plan shall have the right (hereinafter referred to as the “Put Option”) to require that his Company Shares be repurchased by the Company. The Put Option shall only be exercisable during the sixty-day (60-day) period immediately following the date of distribution, and if the Put Option is not exercised within such sixty-day (60-day) period, it can be exercised for an additional sixty (60) days in the following Plan Year. The amount paid for the Company Shares pursuant to the exercise of a Put Option as part of a total distribution shall be paid in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than thirty (30) days after the request for total distribution is made and not exceeding five (5) years. There shall be adequate security provided and reasonable interest paid on an unpaid balance due under this paragraph. If the Company is required to repurchase Company Shares as part of an installment distribution, the amount to be paid for the Company Shares will be paid not later than thirty (30) days after the exercise of the Put Option.

  SUPPLEMENT E
Provisions Relating to the Transfer of
Account Balances From Caterpillar Inc. Employees’ Investment Plan

SECTION 1  - Purpose

1.1  General.

On or about February 2, 2004, the account balances of participants in the Caterpillar Inc. Employees’ Investment Plan, Part 1 (“EIP Part 1”) who were also participants in the Plan shall be transferred to this Plan and shall be held as a part of this Plan. The provisions of this Supplement E shall apply solely with respect to such participants and their accounts that are transferred to this Plan. Capitalized terms not defined in this Supplement shall have the same meanings as those terms are defined in the Plan. Terms that are not capitalized shall have the same meanings as those terms are defined or used in EIP Part 1 as of the Transfer Date, unless the context clearly indicates otherwise.

SECTION 2  - Participation

2.1  Participation.

Each participant whose account balance in EIP Part 1 is transferred to this Plan shall become a participant in the Plan as of the date of transfer of his account balance into this Plan (each, a “Transferred Participant”) for purposes of this Supplement.

SECTION 3  - Contributions

3.1  Contributions.

There shall be no Participant or Employer contributions to the Plan under this Supplement E.

SECTION 4  - Transfer of Assets and Account Balances

4.1  Transfer of Assets.

The applicable assets of EIP Part 1 and corresponding liabilities shall be transferred to the trust that funds the Plan. The date upon which assets attributable to a Transferred Participant’s account balance are transferred to this Plan shall be a “Transfer Date” with respect to that Participant. The transfer of assets and liabilities described in this paragraph E-4 shall be made in accordance with Code Sections 401(a)(12) and 414(1) and regulations thereunder.

4.2  Transfer of Account Balances.

All accounts maintained under EIP Part 1 on behalf of Transferred Participants immediately prior to the Transfer Date shall be adjusted as of that date in accordance with the provisions of EIP. The account balances as so adjusted shall be transferred to the Plan and credited on the Transfer Date to separate “Transfer Accounts” established on behalf of the Transferred Participants. The Plan shall separately account for each Transferred Participant’s after-tax contributions and matching contributions related to a Transferred Participant’s after-tax contributions. Each Transferred Participant’s accounts shall be subject to the provisions of the Plan, including this Supplement E, and shall be treated at all times in a manner that complies with Code Section 411(d)(6) and regulations thereunder.

SECTION 5  - Investment of Account Balances

5.1  Vesting.

Each participant’s vested interest in his accounts for each class prior to termination of employment for any reason shall be as follows:

(a)	Participant Account - Each participant at all times shall have a fully vested interest in the assets of his Participant Accounts for all classes.

(b)
Employer Account - Each participant who performs at least one hour of service for an employer on or after January 1, 2003 shall have a fully vested interest in the assets of his Employer Accounts for all classes at all times. If a participant has one hour of service on or after December 1, 2002, and has three or more years of service, he shall have a fully vested interest in the assets of his Participant Accounts for all classes (notwithstanding any provision of the Plan to the contrary).

SECTION 6  - Investment of Account Balances and Accounting

6.1  Investment of Transferred Accounts. As of the Transfer Date, Caterpillar stock in EIP Part 1 will be transferred into the Company Shares Fund in the Plan, and the value of assets in the Government Short-Term Investment Fund of EIP Part 1 will be transferred into the Government Fixed Income Fund under the Plan. After the Transfer Date, a Transferred Participant who has attained age 40 may direct the investment of his Transfer Account among the available investment funds under subsection 6.2 the Plan; provided that effective as of October 28, 2005, the foregoing age 40 restriction shall no longer apply. The Transfer Account of a Transferred Participant who has not attained age 40 as of the Transfer Date will remain invested in the Company Shares Fund and the money market fund or its equivalent until such Participant attains age 40; provided that effective as of October 28, 2005, the foregoing age 40 restriction shall no longer apply.

6.2  Crediting and Investment of Earnings

Except as otherwise provided in this subsection, all earnings when and as received by the trustee shall be applied and credited as specified below in this subsection:

(a)	Earnings with respect to the Government Fixed Income Fund shall be retained in such fund and reinvested as a part thereof.

(b)
Cash dividends and other cash proceeds received by the trustee with respect to Company Shares held in the accounts of a participant shall be credited to such accounts and shall be reinvested in Company Shares.

(c)
Notwithstanding anything to the contrary in paragraph 6.2(b), a participant (or his beneficiary) shall be offered an election to receive a payment or distribution of cash dividends that are paid on or after December 1, 2000, on Company Shares held in his accounts, including cash dividends paid on Company Shares held by the Caterpillar Common Stock Fund described in section 6.2 of the Plan. The Plan Administrator may provide that this election may be offered:

(i)
before a dividend is paid, in which case the dividend may be paid by the Company directly to the participant (or beneficiary), or to the Plan pursuant to paragraph 6.2(b) and then distributed to the participant (or beneficiary) not later than ninety (90) days after the close of the plan year in which paid to the Plan, or

(ii)
after the dividend has been paid, in which case the dividend paid to the Plan pursuant to paragraph 6.2(b) shall be distributed to the participant (or beneficiary) within ninety (90) days after the close of the plan year in which paid to the Plan.

Dividends that are not paid or distributed to a participant (or beneficiary) pursuant to the election described above shall remain subject to the requirements of paragraph 6.2(b). The Plan Administrator shall determine the scope, manner and timing of the elections, dividend payments or distributions, and reinvestment in Company Shares described in this paragraph (c) and paragraph 6.2(b) in any manner that is consistent with Code Section 404(k) and other applicable provisions and ERISA. A participant will be fully vested in dividends with respect to which an election under Code Section 404(k)(2)(A)(iii), as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, is offered.

(d)	All Company Shares received by the trustee, as a stock dividend or because of a stock split, shall be allocated to the Company Shares to which they appertain.

6.3  Assets of Accounts and Plan Classes

All cash and other property held by the trustee for each Participant Account or Employer Account, or for each class, as the case may be, shall constitute the assets thereof.

6.4  Charging Distributions

All distributions from any of the accounts of a participant will be charged to such account when made.

SECTION 7  - Distributions and Withdrawals

7.1  Distributions and Withdrawals.

Benefits payable on or after the Transfer Date to or on account of any Transferred Participant who, prior to the Transfer Date, was receiving installment payments or making periodic withdrawals shall continue to be paid in the same manner under the Plan. A Transferred Participant may receive a distribution or request a withdrawal of his Transfer Account in accordance with Section 7 of Supplement C and with uniform rules and procedures established by the Plan Administrator. A Transferred Participant may borrow against his Transfer Account, in accordance with the provisions of subsection 7.5 of the Plan. Upon Termination of Employment or death of a Transferred Participant, the balance of his Transfer Account shall be paid in the manner and at such time as determined in accordance with the provisions of Section 7 of Supplement C, except as provided below. Any earnings or other property received by the trustee with respect to Company Shares theretofore distributed also shall be paid or distributed in the form received to the distributee of such shares, or his beneficiary.

7.2  Loans

Loans shall be available to participants with respect to their accounts under this Supplement E in accordance with the provisions of subsection 7.5 of the Plan.

  SUPPLEMENT F
Minimum Distribution Requirements

1.1  General Rules.

The provisions of this Supplement F shall apply for purposes of determining required minimum distributions for calendar years beginning on or after January 1, 2002. The requirements of this Supplement F will take precedence over any inconsistent provisions of the plan, to the extent such provision would result in a violation of the requirements of this Supplement F. All distributions required under this Supplement shall be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9), except that distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to Section 242(b)(2) of TEFRA.

1.2  Time and Manner of Distribution.

(a)	Required Beginning Date. The Participant’s entire interest must be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(b)
Death of Participant Before Distributions Begin. If the Participant dies before distributions begin the Participant’s entire interest must be distributed, or begin to be distributed, no later than as follows:

(i)
If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, distributions to the surviving spouse must begin by December 31 of the calendar year immediately following the calendar year in which the Participant died or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(ii)
If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, distributions to the designated beneficiary must begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)
If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest must be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)
If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subsection 1.2, other than paragraph 1.2(a), will apply as if the surviving spouse were the Participant.

For purposes of this subsection 1.2 and subsection 1.4, unless subparagraph 1.2(b)(iv) applies, distributions are considered to begin on the Participant’s required beginning date. If subparagraph 1.2(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subparagraph 1.2(b)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subparagraph 1.2(b)(i)), the date distributions are considered to begin is the date distributions actually commence.

(c)
Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions must be made in accordance with subsections 1.3 and 1.4 of this Supplement. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder must be made in accordance the requirements of Code Section 401(a)(9) and the Treasury Regulations.

1.3  Required Minimum Distributions During Participant’s Lifetime.

(a)
Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that must be distributed for each distribution calendar year is the lesser of:

(i)
the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)
if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(b)
Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this subsection 1.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

1.4  Required Minimum Distributions After Participant’s Death.

(a)	Death On or After Date Distributions Begin.

(i)
Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that must be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(A)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)
If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)
If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)
If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that must be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)	Death Before Date Distributions Begin.

(i)
Participant Survived Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that must be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in paragraph 1.4(a).

(ii)
No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subparagraph 1.2(b)(i), this paragraph 1.4(b) will apply as if the surviving spouse were the Participant.

1.5  Definitions.

(a)
“Designated beneficiary” means the individual who is designated as the beneficiary under the plan and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(b)
“Distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under paragraph 1.2(b). The required minimum distribution for the Participant’s first distribution calendar year must be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

(c)	“Life expectancy” means life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(d)
“Participant’s account balance” means the account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e)	“Required beginning date” means:

(i)
for a Participant who is not a 5% owner (as defined under Code Section 416(i)(1)), April 1 of the calendar year following the year in which occurs the later of the Participant’s: (A) termination of employment with an Employer; or (B) attainment of age 70-1/2; and

(ii)
for a Participant who is a 5% owner (as defined under Code Section 416(i)(1)), April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2, or such other date as may be prescribed by applicable law or regulations.